                                                             Exhibit 10.43 (a-4)

*** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.
***


                            AMENDMENT AGREEMENT NO. 4

                                      dated
                                  June 3, 2002

                                  by and among

                          AMD SAXONY MANUFACTURING GMBH

                                       and

                                DRESDNER BANK AG

                                       and

                                    the other
                        BANKS and FINANCIAL INSTITUTIONS
                                  named herein

                                       and

                          DRESDNER BANK LUXEMBOURG S.A.

                             -----------------------

                                     TO THE

                            SYNDICATED LOAN AGREEMENT

                                      dated

                           11 March 1997 (As Amended)

                          AND OTHER OPERATIVE DOCUMENTS

                             -----------------------

                                     INDEX

                                                                           Page

          Preamble ........................................................   1

ss. 1     Definitions .....................................................   2

ss. 2     Conversion to a Limited Partnership .............................   4

ss. 3     Amendment of the Loan Agreement .................................   4

ss. 4     Condition Precedent .............................................   5

ss. 5     Covenants .......................................................   7

ss. 6     Representations and Warranties ..................................   8

ss. 7     Miscellaneous ...................................................  10

Schedules

Schedule 1       The Amended and Restated Syndicated Loan Agreement
Schedule 2       Amendment Agreement to Sponsors' Support Agreement
Schedule 3       Amendment Agreement to the AMD Saxonia Wafer Purchase Agreement
Schedule 4       Consent/Acknowledgement under the AMD Holding Wafer Purchase
                 Agreement
Schedule 5       Amendment Agreement to Sponsors' Subordination Agreement
Schedule 6       Amendment Agreement to AMD Inc. Subordination Agreement
Schedule 7       Amendment Agreement to Revolving Loan Facility Agreement
Schedule 8       Amendment Agreement to Sponsors' Loan Agreement
Schedule 9       Amendment Agreement to AMD Saxonia Assignment (U.S.A)
Schedule 10      Clarification and Security Agreement
Schedule 11      AMD Inc. Pledge Agreement over Membership Interests in AMD
                 Saxony LLC
Schedule 12      AMD Saxony LLC Security Agreement
Schedule 13 AMD Saxony LLC Pledge Agreement over KG Partnership Interest in AMD Saxonia
Schedule 14      AMD Holding Pledge Agreement over GmbH-share in AMD Admin
Schedule 15      AMD Admin Global Assignment Agreement
Schedule 16      AMD Admin Pledge Agreement over KG Partnership Interest in AMD
                 Saxonia
Schedule 17      AMD Admin Pledge of Bank Accounts
Schedule 18 AMD Holding Pledge Agreement over KG Partnership Interest in AMD Saxonia
Schedule 19      Legal Opinion of O'Melveny & Myers LLP (U.S.A.)
Schedule 20      Legal Opinion of Norr, Stiefenhofer & Lutz
Schedule 21      Legal Opinion of Baker & McKenzie
Schedule 22      Legal Opinion of White & Case, Feddersen
Schedule 23      Fairness Opinion from Ernst & Young relating to Management Plan

              AMENDMENT AGREEMENT TO THE SYNDICATED LOAN AGREEMENT
                        DATED 11 MARCH 1997 (AS AMENDED)

                                 by and between

1. AMD SAXONY MANUFACTURING GMBH, Dresden, registered in the Commercial Register of the Dresden Local Court under HRB 13186 (presumably to be known as "AMD Saxony LLC & Co. KG" following the Registration), - hereinafter referred to as "AMD Saxonia" -


2.         DRESDNER BANK AG,

                                 - hereinafter referred to as "Security Agent" -


3. the other Banks and Financial Institutions named on the signature pages herein
            - the parties referred to at 3 and 4 hereinafter each referred to as a "Bank" or together as the "Banks", as the case may be -

and

4.   DRESDNER BANK LUXEMBOURG S.A.
                                         - hereinafter referred to as "Agent" or
                                            "Paying Agent", as the case may be -



                                    PREAMBLE

1. AMD Saxonia, Dresdner Bank AG (in its capacity as Security Agent), the Banks and Dresdner Bank Luxembourg S.A. (in its capacity as Agent and Paying Agent) are party to the Loan Agreement (as defined below) with respect to loan facilities totalling DM 1,500,000,000 for the purpose of co-financing the Project Costs defined therein.

2. Pursuant to the Conversion Documents, AMD Saxonia proposes to change its legal form to a Kommanditgesellschaft (a limited partnership organized under the laws of the Federal Republic of Germany), with AMD Saxony Holding GmbH ("AMD Holding") and AMD Saxony Admin GmbH ("AMD Admin") as its sole limited partners (Kommanditisten) and AMD Saxony LLC ("AMD Saxony LLC") as its sole general partner (Komplementar);

3. The parties hereto have agreed to make certain changes to the Syndicated Loan Agreement dated 11 March 1997, as amended on 6 February 1998, 29 June 1999 and 20 February 2001 (hereinafter the "Loan Agreement"), and to the Operative Documents referred to therein, to reflect the Conversion and to make certain other amendments, all in accordance with the terms of this Agreement.

                                      ss. 1
                                   Definitions

1.1 The terms defined in the Loan Agreement will have the same meanings when used in this Agreement, except where the context otherwise requires. In addition, the following terms shall have the meaning set forth below:

"Agreed Terms" means, in respect of any document, that document substantially in the form thereof which has been initialled (for the purposes of identification) by or on behalf of AMD Saxonia and the Agent.

"Agreement" means this amendment agreement.

"Amendment Agreements" means those agreements and documents described in ss.ss.
4.1.1 through 4.1.9 below.

"Conversion" means the change in the legal form of AMD Saxonia from a Gesellschaft mit beschrankter Haftung (a limited liability company) to a Limited Partnership in accordance with the Conversion Documents and the Registration.

"Conversion Documents" means the following agreements and documents, each in the Agreed Terms: (i) the Certificate of Formation of AMD Saxony LLC; (ii) the AMD Admin Articles of Association; (iii) the Formation Protocol for AMD Admin, (iv) the Application to the Commercial Register for Formation of AMD Admin; (v) the Resolution of AMD Holding as Shareholder of AMD Admin for Section 181 German Civil Code Release, (vi) the List of Shareholders for AMD Admin, (vii) the AMD Saxony LLC Agreement; (viii) the Partnership Agreement of AMD Saxony LLC & Co., KG, (ix) the Assignment and Trust Agreement between AMD Holding and AMD

Saxony LLC, (x) the Purchase and Assignment Agreement between AMD Holding and AMD Admin, (xi) the Resolution of AMD Holding as Shareholder of AMD Saxonia for Transfer of Fractional Share to AMD Saxony LLC, (xii) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Admin, (xiii) the List of Shareholders of AMD Saxonia (reflecting addition of AMD Admin), (xiv) the Resolution of AMD Holding and AMD Saxony LLC as Shareholders of AMD Saxonia for Transfer of Fractional Share to AMD Admin, (xv) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Saxony LLC, (xvi) the List of Shareholders of AMD Saxonia (reflecting addition of AMD Saxony LLC), (xvii) the Resolution of AMD Holding, AMD Admin and AMD Saxony LLC as Shareholders of AMD Saxonia Approving Conversion to a Limited Partnership, (xviii) the Resolution of AMD Inc. as Shareholder of AMD Holding Approving Conversion of AMD Saxonia,
(xix) Application to the Commercial Register for Conversion of AMD Saxonia to a Limited Partnership; (xx) Application to the Real Estate Register for Change in AMD Saxonia's Name, (xxi) the Transfer Agreement for Transfer Back Of Fractional Share between AMD Holding and AMD Saxony LLC, (xxii) Application to the Commercial Register for Transfer Back of Fractional Share by AMD Saxony LLC to AMD Holding, (xxiii) Power of Attorney regarding Removal of AMD Saxony LLC as General Partner of AMD Saxonia, and (xxiv) any other agreement or document designated by the AMD Companies (with the consent of the Agent) in addition to or in substitution for any of the above-named documents or agreements as a "Conversion Document."

"Conversion Effective Date" means the date on which the Registration takes effect.

"Limited Partnership" means a limited partnership (Kommanditgesellschaft) under the laws of the Federal Republic of Germany.

"Registration" means the registration of the Conversion with the Commercial Register at the Local Court in Dresden.

1.2 Unless the context requires otherwise, any reference to an Operative Document or a Project Agreement shall be a reference to such Document or Agreement as it shall have been, or from time to time be, amended, supplemented or replaced in accordance with the terms of the Loan Agreement and the respective Operative Document or Project Agreement.

                                      ss. 2
                       Conversion to a Limited Partnership

2.1 Subject to ss. 4 and ss. 5.2, the Agent, the Security Agent and the Banks consent to and approve the Conversion in accordance with the terms and conditions of the Conversion Documents.

                                      ss. 3
                         Amendment of the Loan Agreement

3.1 With effect from the Conversion Effective Date, and subject to ss.4 and ss. 5.2:

     3.1.1 the Loan Agreement is hereby amended in accordance with the changes marked as set out in Schedule 1 of this Agreement; and

     3.1.2 Schedules 1, 14, 22 and 62 of the Loan Agreement are hereby deleted and replaced with Schedules 1, 14, 22 and 62 as set out in Schedule 1 of this Agreement and the documents noted under the heading "Schedule 24" (as included in Schedule 1 of this Agreement) are to be added to the end of Schedule 24 of the Loan Agreement.

3.2 Save to the extent amended by ss. 3.1 above, the provisions of the Loan Agreement, together with the Schedules thereto, remain in full force and effect.



                                      ss. 4
                               Condition Precedent

4.1 ss.ss. 2 and 3 of this Agreement are subject to the condition precedent of the Agent having confirmed to the Banks in writing that it has received the documents set out in ss. 4.1.1 through ss. 4.1.27. The documents set out in ss. 4.1.18 through ss. 4.1.20, and ss. 4.1.27 must be satisfactory to the Agent in terms of content and form. The agreements specified in ss. 4.1.1 through ss. 4.1.17, and in ss. 4.1.26 must have been entered into and/or executed in a legally binding manner and their validity may not be subject to any conditions (except conditions as to the occurrence of the Registration):

     4.1.1     Amendment Agreement to Sponsors' Support Agreement pursuant to
               Schedule 2;

     4.1.2 Amendment Agreement to the AMD Saxonia Wafer Purchase Agreement pursuant to Schedule 3;

     4.1.3 Consent/Acknowledgement under the AMD Holding Wafer Purchase Agreement pursuant to Schedule 4;

     4.1.4 Amendment Agreement to Sponsors' Subordination Agreement pursuant to Schedule 5;

     4.1.5 Amendment Agreement to AMD Inc. Subordination Agreement pursuant to Schedule 6;

     4.1.6 Amendment Agreement to Revolving Loan Facility Agreement pursuant to Schedule 7;

     4.1.7     Amendment Agreement to Sponsors' Loan Agreement pursuant to
               Schedule 8;

     4.1.8 Amendment Agreement to AMD Saxonia Assignment (U.S.A.) pursuant to Schedule 9;

     4.1.9     Clarification and Security Agreement pursuant to Schedule 10;

     4.1.10 AMD Inc. Pledge Agreement over Membership Interests in AMD Saxony LLC pursuant to Schedule 11;

     4.1.11    AMD Saxony LLC Security Agreement pursuant to Schedule 12;

     4.1.12 AMD Saxony LLC Pledge Agreement over KG Partnership Interest in AMD Saxonia pursuant to Schedule 13;

     4.1.13 AMD Holding Pledge Agreement over GmbH-share in AMD Admin pursuant to Schedule 14;

     4.1.14    AMD Admin Global Assignment Agreement pursuant to Schedule 15;

     4.1.15 AMD Admin Pledge Agreement over KG Partnership Interest in AMD Saxonia pursuant to Schedule 16;

     4.1.16    AMD Admin Pledge of Bank Accounts pursuant to Schedule 17;

     4.1.17 AMD Holding Pledge Agreement over KG Partnership Interest in AMD Saxonia pursuant to Schedule 18;

     4.1.18 Written Acknowledgement of Sachsische Aufbaubank GmbH regarding the amendment of the Loan Agreement and the other Operative Documents contemplated herein;

     4.1.19 Written Approval of the Guarantors regarding the amendment of the Loan Agreement and the other Operative Documents contemplated herein;

     4.1.20 Written Acceptance of the Guaranty Decision executed by AMD Inc. and AMD Saxonia;

     4.1.21 Legal Opinion of the Law Office O'Melveny & Myers LLP, Counsel to AMD Inc, under U.S. law pursuant to Schedule 19;

     4.1.22 Legal Opinion of the Law Office Norr, Stiefenhofer & Lutz, Counsel to the AMD Companies pursuant to Schedule 20;

     4.1.23 Legal Opinion of the Law Office Baker & McKenzie, Counsel to the Agent and to the Banks pursuant to Schedule 21;

     4.1.24 Legal Opinion of the Law Office White & Case, Feddersen, Counsel to the Agent and to the Banks pursuant to Schedule 22;

     4.1.25 Fairness Opinion from Ernst & Young relating to Management Plan pursuant to Schedule 23;

     4.1.26 Certified copies of the Conversion Documents duly executed and in notarial form (as appropriate) and/or certified by the Secretary of State of the State of Delaware (as appropriate);

     4.1.27 Evidence that the increase of the Total Revolving Loan Commitment Amount has been consented to by the banks under the Loan and Security Agreement of 13 July 1999, as amended.

                                      ss. 5
                                    Covenants

5.1 AMD Saxonia undertakes with the Agent and the Banks to cause certificates in the form attached as Annexes I and II to Schedule 22 to the Loan Agreement to be delivered to the Agent by AMD Inc.'s Insurance Broker within 60 days following the Conversion Effective Date, at the Agent's request.

5.2  AMD Saxonia hereby undertakes with the Agent and the Banks that:

     5.2.1 it will promptly notify the Agent of the execution of the Conversion Documents; and

     5.2.2 it will not make any application for Registration prior to the Agent having given to the Banks the written confirmation referred to in ss. 4.1.

5.3 Any breach by AMD Saxonia of its obligations under ss. 5.2 shall constitute an event which entitles the Banks to terminate the Loan Agreement pursuant to Section 21 thereof.

5.4 AMD Saxonia undertakes to furnish the Agent promptly (and in any event within twenty days of the Registration) with a certified Commercial Registry extract for AMD Saxonia following the Registration.

5.5 The Agent undertakes that it shall provide to the Banks the written confirmation referred to in ss. 4.1 promptly following its receipt of the documents referred to in ss. 4.1.1 through ss. 4.1.27 in accordance with ss. 4.1 and to inform AMD Saxonia accordingly.

                                      ss. 6
                         Representations and Warranties

6.1 AMD Saxonia represents and warrants to the Banks, as of the date hereof and as of the Conversion Effective Date, as follows:

     6.1.1 AMD Saxonia has taken all necessary steps and obtained all necessary consents to enter into this Agreement, and, when entered into, will have taken all necessary steps and have obtained all necessary consents to enter into the Conversion Documents to which it is party, the Amendment Agreements to which it is a party and each other document referred to in ss. 4.1 to which it is a party in a legally binding manner and to exercise its rights thereunder.

     6.1.2 The execution by AMD Saxonia of this Agreement and the execution by each of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin of the Conversion Documents, the Amendment Agreements and each other document referred to in ss. 4.1 to which it is party, and the compliance by each of them of their obligations thereunder and the exercise by each of them of their rights thereunder:

               (i) does not and, in the case of the Conversion Documents, the Amendment Agreements and each of the documents referred to in ss. 4.1 when entered into by it, will not violate any provision of applicable law, any judgment or any requirements or any approvals of any authority or the like or contractual obligations or any other obligations applicable to each of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin;

               (ii) does not and, in the case of the Conversion Documents, the Amendment Agreements and each of the documents referred to in ss. 4.1 when entered into by it, will not result in the termination or acceleration of any other obligations of each of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin;

               (iii) subject to securities to be furnished, if necessary, in accordance with Secs. 204, 22 UmwG (German Act on Transformation of Companies), does not and, in the case of the Conversion Documents, the Amendment Agreements and each of the documents referred to in ss. 4.1 when entered into by it, will not result in an obligation of any of AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin to create any security in favor of any third party, save as contemplated in the Security Documents or in the Loan Agreement (as amended by this Agreement).

     6.1.3 This Agreement, the Conversion Documents, the Amendment Agreements and each other document referred to in ss. 4.1 to which AMD Inc., AMD Saxonia, AMD Holding, AMD Saxony LLC and AMD Admin is a party constitutes, or when entered into by it, will constitute, its legally binding obligations which are enforceable in accordance with their terms, subject to the reservations made in the Legal Opinions. Those reservations comprise limitations on the enforceability of legal documents which are governed by German law or by U.S. federal or state law if and to the extent that express reservations have been made in this respect in the Legal Opinions to be delivered to and to be approved by the Agent pursuant to ss. 4.1.21 through ss. 4.1.24.

                                      ss. 7
                                  Miscellaneous

7.1 This Agreement is part of the Loan Agreement. All references in the Loan Agreement and in the Operative Documents and all statements and declarations relating thereto shall apply in the same manner to this Agreement.

7.2 Without prejudice to the foregoing, AMD Saxonia hereby ratifies and confirms that its obligations under the Loan Agreement, as amended, shall continue in full force and effect following the Conversion.

7.3 This Agreement and all documents referred to herein shall be deemed Operative Documents within the meaning of the Loan Agreement.

7.4 This Agreement may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one agreement.

7.5 Paragraphs 25.1, 27, 28 and 29 of the Loan Agreement shall apply mutatis mutandis to this Agreement.

7.6 The references in the Operative Documents to the General Terms and Conditions of the Security Agent shall relate to the version applicable from time to time.

AMD SAXONY MANUFACTURING GMBH

 /s/  Dr. Hans-Raimund Deppe
--------------------------------------------------
Dr. Hans-Raimund Deppe
Its Managing Director (Geschaftsfuhrer)



DRESDNER BANK AG,
(as Security Agent and Lending Bank)

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


Other Lending Banks:


KREDITANSTALT FUR WIEDERAUFBAU

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


LANDESBANK BADEN-WURTTEMBERG

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


LANDESBANK SACHSEN GIROZENTRALE

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney

BAYERISCHE LANDESBANK GIROZENTRALE

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


HVB BANQUE LUXEMBOURG SOCIETE ANONYME

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


BAYERISCHE HYPO- UND VEREINSBANK AG; MUNCHEN

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


BHF-BANK AKTIENGESELLSCHAFT

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


COMMERZBANK AKTIENGESELLSCHAFT, Filiale Dresden

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


DEUTSCHE POSTBANK AG BONN

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


HAMBURGISCHE LANDESBANK - GIROZENTRALE -

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney


IKB DEUTSCHE INDUSTRIEBANK AG

          /s/  Prellwitz
--------------------------------------------------
Its Signatory under power of attorney

LANDESBANK RHEINLAND-PFALZ - GIROZENTRALE

               /s/  Prellwitz
------------------------------------------
Its Signatory under power of attorney


ABN AMRO BANK (DEUTSCHLAND) AG, Frankfurt

               /s/  Prellwitz
------------------------------------------
Its Signatory under power of attorney


CREDITANSTALT AG, Wien

               /s/  Prellwitz
------------------------------------------
Its Signatory under power of attorney


THE SUMITOMO MITSUI BANKING CORPORATION, Niederlassung Dusseldorf

               /s/  Prellwitz
------------------------------------------
Its Signatory under power of attorney


DRESDNER BANK LUXEMBOURG S.A.
(as Agent and Paying Agent)

               /s/  Prellwitz
------------------------------------------
Its Signatory under power of attorney

English translation of the legally
binding German Loan Agreement as amended.                   Amended and Restated
Translation prepared for convenience only.                  --------------------



                            SYNDICATED LOAN AGREEMENT

                              Dated 11 March 1997,

   as amended by Supplemental Agreements dated 6 February 1998, 29 June 1999,
                        20 February 2001 and 3 June 2002

                                      among

                          AMD SAXONY MANUFACTURING GMBH
                (proposed to be renamed "AMD Saxony LLC & Co KG")
                                  -as Borrower-

                                       and

                                DRESDNER BANK AG
                              - as Security Agent -

                                       and

                   THE OTHER BANKS AND FINANCIAL INSTITUTIONS
                                  named herein

                                  -as Lenders-

                                       and

                          DRESDNER BANK LUXEMBOURG S.A.
                          - as Agent and Paying Agent -

                     Baker & McKenzie/Doser Amereller Noack

                                    Frankfurt

                                     INDEX
                                     -----

Paragraph                                                                   Page
---------                                                                   ----

ss.1       Definitions and Interpretation .................................    2
ss.2       Facilities .....................................................   11
ss.3       Purpose ........................................................   12
ss.4       Utilization of the Facilities ..................................   12
ss.5       Conditions to Drawing ..........................................   14
ss.6       Interest, Commitment Fee, Payments .............................   20
ss.7       Term and Repayment .............................................   24
ss.8       Security .......................................................   25
ss.9       Illegality .....................................................   29
ss.10      Market Disruption; Alternative Method of Calculation ...........   29
ss.11      Increased Costs ................................................   30
ss.12      Indemnity ......................................................   31
ss.13      No Deductions or Withholdings ..................................   32
ss.14      Continuity Clause ..............................................   33
ss.15      Representations and Warranties .................................   33
ss.16      Reporting and Information Requirements .........................   37
ss.17      Covenants ......................................................   39
ss.18      Project Budget; Project Schedule ...............................   46
ss.19      Project Accounts ...............................................   46
ss.20      Consent of the Banks ...........................................   47
ss.21      Termination of the Facilities by the Banks .....................   48
ss.22      Agency Provisions ..............................................   53
ss.23      Administration of Security .....................................   56
ss.24      Paying Agent ...................................................   58
ss.25      Costs ..........................................................   59
ss.26      Assignment; Sub-participations .................................   60
ss.27      Miscellaneous ..................................................   61
ss.28      Governing Law ..................................................   65
ss.29      Jurisdiction ...................................................   65

                                    Schedules

Schedule 1        Commitments of the Banks
Schedule 2        Drawdown Schedule
Schedule 3        Drawdown Notice
Schedule 4        Interest Rate Notice
Schedule 5        Notice of Prepayment
Schedule 6        Project Budget
Schedule 7        Project Schedule / Project Phases
Schedule 8        Quarterly Status Report
Schedule 9        [Scheduled Project Phase] Technical Completion Certificate (Obligors)
Schedule 10       [Scheduled Project Phase] Technical Completion Certificate (Technical Advisor)
Schedule 11       [left intentionally blank]
Schedule 12       [left intentionally blank]
Schedule 13       [left intentionally blank]
Schedule 14       Management Plan
Schedule 15       Disclosure Schedule
Schedule 16       Statement of Use and Source of Funds
Schedule 17       Financial Covenants
Schedule 18       Certificate of Compliance (Financial Covenants)
Schedule 19       Statement to Report of the Technical Advisor
Schedule 20       Governmental Approvals, Permits and Measures
Schedule 21       Confirmation of Auditor
Schedule 22       Insurance Provisions
Schedule 23       Cash Equivalent Investments
Schedule 24       Guaranty Decision
Schedule 25       AMD/Dresdner Subsidy Agreement
Schedule 26       SAB/Dresdner Subsidy Agreement
Schedule 27       AMD Inc. Guaranty
Schedule 28       Sponsors' Support Agreement
Schedule 29       Sponsors' Loan Agreement
Schedule 30       Sponsors' Subordination Agreement
Schedule 31       Sponsors' Consent and Agreement
Schedule 32       Sponsors' Guaranty
Schedule 33       AMD Holding Wafer Purchase Agreement
Schedule 34       AMD Holding Research, Design and Development Agreement
Schedule 35       AMD Saxonia Wafer Purchase Agreement
Schedule 36       AMD Saxonia Research, Design and Development Agreement
Schedule 37       Management Service Agreement
Schedule 38       License Agreement
Schedule 39       Design/Build Agreement; Contractors' Consent and Agreement
Schedule 40       Material Equipment Supply/Service Contracts; Consent and Agreement
Schedule 41       AMD Inc. Share Pledge Agreement
Schedule 42       AMD Inc. Subordination Agreement

Schedule 43       AMD Saxonia Land Charge
Schedule 44       AMD Saxonia Security Assignment of Current Assets
Schedule 45       AMD Saxonia Security Assignment of Fixed Assets
Schedule 46       AMD Saxonia Assignment of Insurances
Schedule 47       AMD Saxonia Global Assignment
Schedule 48       AMD Saxonia Charge of Project Accounts
Schedule 49       AMD Saxonia Assignment of Contractual Rights
Schedule 50       AMD Saxonia Assignment (U.S.A.)
Schedule 50a      AMD Saxonia Hedging Agreement
Schedule 51       AMD Holding Share Pledge Agreement
Schedule 52       AMD Holding Security Assignment of Current Assets
Schedule 53       AMD Holding Global Assignment
Schedule 54       AMD Holding Charge of Bank Accounts
Schedule 55       AMD Holding Assignment of Contractual Rights
Schedule 56       AMD Holding Assignment (U.S.A.)
Schedule 57       Legal Opinion of Bronson, Bronson & McKinnon LLP (Indenture, Credit Agreement)
Schedule 58       Legal Opinion of O'Melveny & Myers LLP
Schedule 59       Legal Opinion of Norr Stiefenhofer & Lutz
Schedule 60       Legal Opinion of Baker & McKenzie
Schedule 61       Legal Opinion of Feddersen Laule Scherzberg & Ohle Hansen Ewerwahn
Schedule 62       General Terms and Conditions
Scheduel 63       Maximum 65/35 Guaranty Amount

                            SYNDICATED LOAN AGREEMENT
                            -------------------------

                                     between

1. AMD SAXONY MANUFACTURING GMBH (proposed to be renamed "AMD Saxony LLC & Co KG"), Dresden, registered in the Commercial Register of the Dresden County Court,

                                    - hereinafter referred to as "AMD Saxonia" -
                                                                 - as Borrower -

2.   DRESDNER BANK AG,

        - hereinafter also referred to as "Security Agent", as the case may be -

3.   The Banks and financial institutions listed in Schedule 1

       - the parties referred to at 2 and 3 hereinafter each referred to as a
                         "Bank" or together as the "Banks", as the case may be -
                                                                 - as Lenders -.

     and

4.   DRESDNER BANK LUXEMBOURG S.A.

          - hereinafter referred to as the "Agent" or the "Paying Agent", as the case may be -



                                    PREAMBLE
                                    --------

     1. AMD Saxonia owns and operates a fabrication facility in Dresden for the manufacture of microchip silicon wafers (the "Fabrication Facility") together with an integrated research and development center (the "Design Center") (which together are referred to as the "Project"). Prior to its conversion to a limited partnership, AMD Saxonia was a wholly owned subsidiary of AMD Saxony Holding GmbH domiciled in Dresden, registered in the Commercial Register of the Dresden County Court under HRB 13931 ("AMD Holding") whose sole shareholder is Advanced Micro Devices, Inc., a Delaware corporation of One AMD Place, Sunnyvale, California 94088 - 3453 ("AMD Inc.").

     2. The investment cost required for implementation of the Project has been partially financed in an amount of up to DM 1,500,000,000 through the credit facilities made available to AMD Saxonia on and subject to the terms and conditions of this syndicated loan agreement (the "Agreement").

     3. AMD Inc. made available to AMD Saxonia, via AMD Holding, equity in the form of ordinary share capital in an aggregate amount of DM 217,550,000, together with subordinated loans pursuant to the terms of the Sponsors' Support Agreement and the

          Sponsors' Loan Agreement, totalling in aggregate DM 645,000,000 as at 31 December 1999. Furthermore, AMD Inc. has undertaken to make available to AMD Saxonia subordinated revolving loans in an aggregate amount of US$750,000,000 pursuant to the Revolving Loan Facility Agreement (as defined below) to finance the general corporate funding requirements of AMD Saxonia.

     4. The Free State of Saxony has agreed to provide regional aid for the Project comprising (i) a dedicated purpose investment grant in an aggregate amount of DM 476,687,000 (which together with investment subsidies in an aggregate amount of DM 23,813,000 totals an aggregate amount of DM 500,500,000), and (ii) a dedicated purpose interest subsidy in an amount of DM 300,000,000 which in each case will be paid to AMD Saxonia by Dresdner Bank AG in Dresden, in its capacity as house bank.

     5. Pursuant to the Conversion Documents, AMD Saxonia has changed its legal form to a Limited Partnership.

     6. The Banks have agreed to make available to AMD Saxonia the facilities referred to above on and subject to the following terms and conditions.

IT IS AGREED AS FOLLOWS:

                                      ss. 1

                         Definitions and Interpretation

1.1  Definitions of terms not defined above are as follows:

Agreed Terms:
     in respect of any document, that document substantially in the form thereof which has been initialled (for the purposes of identification) by or on behalf of AMD Saxonia and the Agent.

AMD/Dresdner Subsidy Agreement (AMD/Dresdner Zuschussvertrag):
     the agreement between AMD Saxonia and Dresdner Bank AG in its capacity as house bank to AMD Saxonia, in the form set out in Schedule 25.
                                                       -----------

AMD Admin:
     AMD Saxony Admin GmbH, a limited liability company, with its seat in Dresden, a wholly-owned subsidiary of AMD Holding.

AMD Companies (AMD-Gesellschaften):
     together AMD Saxonia, AMD Holding, AMD Saxony LLC, AMD Admin and AMD Inc.

AMD Holding Wafer Purchase Agreement:
     the agreement between AMD Holding and AMD Inc., in the form set out in
     Schedule 33.
     -----------

AMD K6 microprocessor:
     the Microsoft Windows compatible general purpose microprocessor under development by AMD Inc. to compete with Intel Corporation's Pentium Pro microprocessor.

AMD Saxonia Partnership Agreement (AMD Saxonia Gesellschaftsvertrag):
     the partnership agreement of AMD Saxonia between AMD Holding, AMD Admin and AMD Saxony LLC dated 3 June 2002.

AMD Saxonia Wafer Purchase Agreement:
     the agreement between AMD Saxonia and AMD Holding, in the form set out in
     Schedule 35.

AMD Saxony LLC:
     a limited liability company organised under the laws of the State of Delaware, United States of America, a wholly-owned subsidiary of AMD Inc.

Amendment Agreements (Nachtragsvereinbarungen):
     the following agreements and documents, each dated 3 June 2002:

     (i) the Amendment Agreement No. 4 to this Syndicated Loan Agreement between AMD Saxonia, the Security Agent, the Banks and the Agent;

     (ii) the Accession Agreement and Fourth Amendment to the Sponsors' Support Agreement between the Sponsors, AMD Saxony LLC, AMD Admin, the Agent and the Security Agent;

     (iii) the Third Amendment to the AMD Saxonia Wafer Purchase Agreement between AMD Holding and AMD Saxonia;

     (iv) the Consent/Acknowledgement under the AMD Holding Wafer Purchase Agreement executed by AMD Holding, AMD Inc. and the Security Agent;

     (v) the Accession Agreement and Second Amendment to the Sponsors' Subordination Agreement between the Sponsors, AMD Saxony LLC, AMD Admin, AMD Saxonia, the Agent and the Security Agent;

     (vi) the Accession Agreement and Second Amendment to the AMD Inc. Subordination Agreement between the Sponsors, AMD Saxony LLC, AMD Admin, the Agent and the Security Agent;

     (vii) the First Amendment to the Revolving Loan Facility Agreement between the Sponsors and AMD Saxonia;

     (viii) the Third Amendment to the Sponsors' Loan Agreement between the Sponsors and AMD Saxonia;

     (ix) the First Amendment to the AMD Saxonia Assignment (U.S.A.) between AMD Saxonia and the Security Agent; and

     (x) the Clarification and Security Agreement between the AMD Companies, the Agent and the Security Agent.

Assignment and Trust Agreement:
     the agreement referred to in (ix) of the definition of Conversion
     Documents.

Available Revolving Loan Facility Amount:
     means, on any date, any amount (which must be positive) of:

     (i)  the Total Revolving Loan Commitment Amount on such date;

     less

     (ii) the aggregate unpaid principal amount of all Revolving Loans outstanding on such date.

Auditor (Wirtschaftsprufer):
     Ernst & Young Wirtschaftsprufungsgesellschaft mbH or such other firm of auditors charged with duties relating to the Project as may be appointed by AMD Saxonia with the consent of the Agent, such consent not to be unreasonably withheld.

Banks' Auditor (Wirtschaftsprufer der Banken):
     BDO Deutsche Warentreuhand AG Wirtschaftsprufungsgesellschaft or such other firm of auditors charged with duties relating to the Project as may be appointed by the Banks with the consent of AMD Saxonia, such consent not to be unreasonably withheld.

Banking Day (Bankarbeitstag):
     each day on which banks are generally open for business in London, Frankfurt am Main, Dresden and Luxembourg.

Capital Expenditure (Investitionskosten):
     acquisition and manufacturing costs in respect of fixed and movable assets in accordance with ss. 266 2 A II of the Commercial Code and acquisition costs for intangible assets in accordance with ss. 266 2 A I of the Commercial Code, to the extent the same have a useful operational life of more than one year (not being expenditures chargeable to the profit and loss account).

Completion (Fertigstellung):
     the date on which the initial satisfaction of all conditions set forth in the Technical Completion Certificate (Obligors) and the Technical Completion Certificate (Technical Advisor) set out in Schedules 9 and 10 is confirmed to the Agent by the submission of properly executed originals of such Certificates.

Conversion (Umwandlung):
     the change in legal form of AMD Saxonia from a Gesellschaft mit beschrankter Haftung (a limited liability company) to a Limited Partnership in accordance with the Conversion Documents and the Registration.

Conversion Documents (Umwandlungsdokumente):
     means the following agreements and documents, each in the Agreed Terms:

     (i)     the Certificate of Formation of AMD Saxony LLC;

     (ii)    the AMD Admin Articles of Association;

     (iii)   the Formation Protocol for AMD Admin;

     (iv)    the Application to the Commercial Register for Formation of AMD
             Admin;

     (v) the Resolution of AMD Holding as Shareholder of AMD Admin relating to the releases of the managing director from the restrictions of
             Section 181 German Civil Code;

     (vi)    the List of Shareholders for AMD Admin;

     (vii)   the AMD Saxony LLC Agreement;

     (viii)  the AMD Saxonia Partnership Agreement;

     (ix) the Assignment and Trust Agreement between AMD Holding and AMD Saxony LLC;

     (x)     the Purchase and Assignment Agreement between AMD Holding and AMD
             Admin;

     (xi) the Resolution of AMD Holding as Shareholder of AMD Saxonia for Transfer of Fractional Share to AMD Saxony LLC;

     (xii) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Admin;

     (xiii) the List of Shareholders of AMD Saxonia (reflecting addition of AMD Admin);

     (xiv) the Resolution of AMD Holding and AMD Saxony LLC as Shareholders of AMD Saxonia for Transfer of Fractional Share to AMD Admin;

     (xv) the Notification to AMD Saxonia of Assignment of Fractional Share to AMD Saxony LLC;

     (xvi) the List of Shareholders of AMD Saxonia (reflecting addition of AMD Saxony LLC);

     (xvii) the Resolution of AMD Holding, AMD Admin and AMD Saxony LLC as Shareholders of AMD Saxonia Approving Conversion to Limited Partnership;

     (xviii) the Resolution of AMD Inc. as Shareholder of AMD Holding Approving
             Conversion of AMD Saxonia;

     (xix) Application to the Commercial Register for Conversion of AMD Saxonia to Limited Partnership;

     (xx) Application to the Real Estate Register for Change in AMD Saxonia's Name;

     (xxi) the Transfer Agreement for Transfer Back Of Fractional Share between AMD Holding and AMD Saxony LLC;

     (xxii) Application to the Commercial Register for Transfer Back of Fractional Share by AMD Saxony LLC to AMD Holding;

     (xxiii) Power of Attorney regarding Removal of AMD Saxony LLC as General
             Partner of AMD Saxonia; and

     (xxiv) any other agreement or document designated by the AMD Companies (with the consent of the Agent) in addition to or in substitution for any of the above-named documents or agreements as a "Conversion Document."

Conversion Effective Date (Umwandlungsstichtag):
     the date on which the Registration takes effect.

Disclosure Schedule:
     the list of matters disclosed by AMD Saxonia set out in Schedule 15.

Drawdown Notice (Auszahlungsverlangen):
     a Drawdown Notice in the form of the specimen set out in Schedule 3.

Drawdown Schedule (Auszahlungsplan):
     the drawdown schedule set out in Schedule 2, as the same may be revised in accordance with the Project Budget.

Equipment Supply Contract (Liefervertrag):
     each agreement (also in the form of an order) between AMD Saxonia and suppliers (including AMD Inc. or one of its affiliates) relating to the acquisition by, and delivery to, AMD Saxonia of fixed or tangible current assets for the Project but excluding Excepted Software Agreements.

Event of Default (Kundigungsgrund):
     any event which would entitle a party to an Operative Document, possibly after the giving or expiry of notice and/or lapse of time, to terminate the relevant Operative Document.

Euro:
     the currency introduced at the start of the third stage of economic and monetary union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union effective January 1, 1999.

Excepted Software Agreements (Ausgenommene Softwarevertrage):
     means software licenses and software service agreements entered into by AMD Saxonia which are used exclusively:

     (i) for financial planning, business administration systems and similar ancillary administrative functions and which are not linked to, or connected with (a) the production process in the Fabrication Facility; (b) general bookkeeping and invoicing and (c) production planning; or

     (ii)  in the Design Center.

Facilities (Kredite):
     as defined in ss. 2.1.

Guarantors (Burgen):
     the Federal Republic of Germany and the Free State of Saxony in their respective capacities as guarantors pursuant to the 65/35 Guaranty.

Guaranty Decision (Burgschaftsentscheidung):
     the decision dated 2 July 1996 set out in Schedule 24 concerning the guaranty application made by AMD Saxonia, including the following documents:

     (i) the specimen credit agreement F 13.09.1990 (1993 Edition) Federal/State or THA;

     (ii) the General Terms and Conditions applicable to the assumption of Guaranties by the Federal Republic of Germany and the States of the Accession Territory (States) in the edition dated F 04.01.1993 Federal/State;

     (iii) Notes relating to applications for guaranties and loans of the Treuhandanstalt Berlin and/or Federal and State guaranties for projects in the Accession Territory in the edition dated 1993 F 12.10.1990;

     (iv) the Memorandum of Understanding ("Gemeinsame Feststellungen") of 19 February 1997, the Amendment Decision of 12 December 1997 and the letter from C&L Deutsche Revision AG dated 5 January 1998;

     (v) the letters from C&L Deutsche Revision AG to Dresdner Kleinwort Benson and Dresdner Kleinwort Wasserstein, respectively, dated 17 November 2000 and 7 February 2001; and

     (vi) the letter from C&L Deutsche Revision AG to Dresdner Kleinwort Wasserstein/Dresdner Bank AG dated 22 May 2002.

65/35 Guaranty (65/35 Burgschaft):
     the several maximum amount shortfall guaranties issued by each of the Free State of Saxony (26%) and the Federal Republic of Germany (39%) in accordance with the Guaranty Decision up to a maximum aggregate amount of 65% of the Facilities (in aggregate DM 975,000,000), together with the shortfall of interest and costs, vested with a first right of satisfaction in favor of the Banks over all security granted by the AMD Companies as security for the Banks' risk of recovery (but subject to a set off of 65% of payments made (if any) under the Sponsors' Guaranty in the form of
     Schedule 32, as
     amended, to this Agreement against the Guarantors' obligations under the aforesaid shortfall guaranties).

Insurance Advisor (Versicherungsberater):
     Willis Ltd., London or such other insurance advisor as may from time to time be appointed by the Agent with the consent of AMD Saxonia, which consent shall not be unreasonably withheld.

Interest Period (Zinsperiode):
     the interest periods to be designated for individual advances, in each case in accordance with ss.ss. 6.1 to 6.4.

Lending Office (kreditausreichende Geschaftsstelle):
     the lending office of each Bank referred to in Schedule 1 to this Agreement.

LIBOR-Rate (LIBOR-Satz):
     the LIBOR-rate so defined in ss. 6.1.1.

Limited Partnership (Kommanditgesellschaft):
     a limited partnership (Kommanditgesellschaft) under the laws of the Federal Republic of Germany.

Management Plan:
     the management plan in the form set out in Schedule 14.

Material Service Contract (wesentlicher Leistungsvertrag):
     each Service Contract

     (i) pursuant to which AMD Saxonia incurs obligations in aggregate in excess of DM 2,500,000 during the term of the contract, or

     (ii) which has an initial term in excess of 12 months, or which has an indefinite term, and in either case cannot be terminated by AMD Saxonia on less than 12 months' notice; or

     (iii) which is listed in Part I of Schedule 40.

Material Equipment Supply Contract (wesentlicher Liefervertrag):
     is each Equipment Supply Contract:

     (i) pursuant to which AMD Saxonia incurs obligations in aggregate in excess of DM 3,750,000, or

     (ii) which has an initial term in excess of 12 months, or which has an indefinite term, and in either case cannot be terminated by AMD Saxonia on less than 12 months' notice; or

     (iii) which is listed in Part I of Schedule 40.

Minimum Liquidity Covenant (Mindestliquiditatskennzahl):
     as defined in Schedule 17, ss. 4.

Operative Documents (Transaktionsdokumente):
     each of the following:

     (i)   the Project Agreements;

     (ii) this Agreement, the Sponsors' Support Agreement, the Sponsors' Loan Agreement in the form set out in Schedule 29, the Security Documents, the Sponsors' Consent and Agreement in the form set out in Schedule 31, the AMD Saxonia Hedging Agreement in the form set out in Schedule 50a, the AMD/Dresdner Subsidy Agreement, the SAB/Dresdner Subsidy Agreement, the Sale and Settlement Agreement between AMD Saxonia and the City of Dresden dated 11 June 1996, together with amendments dated 25 October 1996 and 28 February 1997, and the Revolving Loan Facility Agreement;

     (iii) the Loan and Security Agreement dated as of July 13, 1999, as amended, between, inter alia, AMD Inc. and the Bank of America National Trust and Savings Association, the Management Plan, the Project Budget, the Project Schedule, the Plans and Specifications, the Information Memorandum of AMD Saxonia of September 1996, the [Scheduled Project Phase] Technical Completion Certificates (Obligors), the [Scheduled Project Phase] Technical Completion Certificates (Technical Advisor), in the form set out in Schedules 9 and 10, the Statement of the Use and Source of Funds, in the form set out in the Schedule 16, and each Consent and Agreement required pursuant to the agreements referred to in this definition in the form set out in Part II of Schedule 40, Annex 3 to Schedule 49, Annex 3 to
           Schedule 55 or in such other form to which the Agent has consented;

     (iv) each of the Conversion Documents and each of the Amendment Agreements; and

     (v) all other Operative Documents within the meaning of the Sponsors' Support Agreement and each other instrument or document designated by the Agent (with the consent of AMD Saxonia) as an Operative Document under this Agreement or the Sponsors' Support Agreement.

Plans and Specifications (Plane und Spezifikationen):
     the plans and specifications to be prepared by AMD Saxonia and to be approved by the Technical Advisor, the Agent and each Sponsor for the fitting out of the Plant and the Design Center, as the same may be amended from time to time with the consent of each of the AMD Companies and the Agent. Amendments which do not reduce or affect the value of the Plant and the Design Center or the capacity and purpose of the Plant as set out in the Plans and Specifications originally approved, shall not require the consent of the Agent.

Power of Attorney (Vollmacht):
     the document referred to in (xxiii) of the definition of Conversion Documents.

Project Accounts (Projektkonten):
     as defined in ss. 19.1.

Project Agreements (Projektvertrage):
     the AMD Saxonia Wafer Purchase Agreement, the AMD Holding Wafer Purchase Agreement, the AMD Saxonia Research, Design and Development Agreement, in the form set out in Schedule 36, the AMD Holding Research, Design and Development Agreement, in the form set out in Schedule 34, the Management Service Agreement, in the form set out in Schedule 37, the License Agreement, in the form set out in Schedule 38, the Design/Build Agreement, in the form set out in Schedule 39, the Equipment Supply Contracts, the Service Contracts, the AMD Inc. Guaranty, in the form set out in Schedule 27 and each other instrument or document designated by the Agent (with the consent of AMD Saxonia) as a Project Agreement for the purposes of this Agreement.

Project Budget (Projektbudget):
     the budget set out in Schedule 6, including such amendments thereto made with the consent of the Agent in accordance with ss. 18.2 of this Agreement.

Project Costs (Projektkosten):
     all Capital Expenditure and other costs which are incurred by AMD Saxonia in connection with the Project.

Project Phase (Projektabschnitt):
     each project phase set out in the Project Schedule contemplated for the implementation of the Project.

Project Schedule (Projektzeitplan):
     the timetable in the form set out in Schedule 7, including amendments thereto made with the consent of the Agent in accordance with ss. 18.2 of this Agreement.

Reference Rate (Basissatz):
     the reference rate so defined in ss. 6.1.1.

Reference Banks (Referenzbanken):
     the Agent together with Commerzbank AG and ABN AMRO Bank (Deutschland) AG or such other Banks designated by the Agent in their stead, subject to the approval of AMD Saxonia, such approval not to be unreasonably withheld.

Registration (Eintragung):
     the registration of the Conversion with the Commercial Register in Dresden.

Revolving Loans:
     the subordinated unsecured revolving loans made by the Sponsors under the terms of the Revolving Loan Facility Agreement.

Revolving Loan Facility Agreement:
         the $750,000,000 subordinated unsecured Revolving Loan Facility Agreement dated 20 February 2001 between AMD Inc., AMD Holding, and AMD Saxonia, as amended by the First Amendment to the Revolving Loan Facility Agreement dated 3 June 2002.

SAB/Dresdner Subsidy Agreement (SAB/Dresdner Zuwendungsvertrag):
         the agreement between the Sachsische Aufbaubank GmbH, Dresden and Dresdner Bank AG, Dresden in its capacity as house bank to AMD Saxonia, in the form set out in Schedule 26.

Security Documents (Sicherheitenvertrage):
         the agreements and other documents referred to in ss. 8.1.

Service Contract (Leistungsvertrag):
         each contract in respect of services to be performed in favor of AMD Saxonia (with the exception of the AMD Saxonia Wafer Purchase Agreement, the Management Service Agreement as set out in Schedule 37 and employment contracts) which is not an Equipment Supply Contract but excluding Excepted Software Agreements.

Sponsors (Sponsoren):
         together, AMD Inc. and AMD Holding.

Sponsors' Support Agreement:
         the agreement entered into between AMD Inc., AMD Holding, AMD Saxony LLC, AMD Admin, the Agent and the Security Agent entitled "Sponsors" Support Agreement".

Subsidy Agreement (Zuschussvertrag/Zuwendungsvertrag):
         together, the AMD/Dresdner Subsidy Agreement and the SAB/Dresdner Subsidy Agreement.

Substitution (Komplementarwechsel):
         the substitution of AMD Admin as general partner of AMD Saxonia in place of AMD Saxony LLC, pursuant to the AMD Saxonia Partnership Agreement.

Technical Advisor (Technischer Berater):
         Fraunhofer Institut fur Siliziumtechnologie, Itzehoe, or such other technical advisor as may be appointed by the Agent with the consent of AMD Saxonia, which consent shall not be unreasonably withheld.

Total Revolving Loan Commitment Amount:
         means US$750,000,000 (seven hundred and fifty million US Dollars) or the "Euro Equivalent" (under, and as defined in, the Revolving Loan Facility Agreement) thereof, or such reduced amount as shall have been agreed upon by each of the Sponsors, AMD Saxonia, the Agent, and the Banks.

US GAAP:
         the generally accepted accounting principles as set forth from time to time in the opinions and pronouncements of the United States Accounting Principles Board and the American

         Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

1.2 The terms referred to in the introduction to this Agreement, in the Preamble and in ss. 1.1 above shall, except where the context otherwise requires, have the same meanings when used in this Agreement. Unless the context requires otherwise, such terms shall also have such meanings when used in agreements, written notifications, confirmations and other documents which are issued pursuant to the terms of this Agreement. Unless the context requires otherwise, any reference to an Operative Document or a Project Agreement (including, in each case, any reference thereto as being in the form set out in a Schedule to this Agreement) shall be a reference to such Document or Agreement as it shall have been, or from time to time be, amended, varied, re-issued, replaced, novated or supplemented, in each case, in accordance with its terms and this Agreement. Any reference in this Agreement to the stated capital (Stammkapital) of AMD Saxonia shall, following the Conversion Effective Date, be deemed to be a reference to the capital (Haftsummen and Pflichteinlagen) of a Limited Partnership. Any reference to any other term which, in connection with AMD Saxonia, relates to the capital structure of a German limited liability company shall, following the Conversion Effective Date, be deemed to be a reference to that term which corresponds thereto in the context of the capital structure of a partnership.

                                      ss. 2
                                   Facilities

2.1 The Banks hereby agree to make available to AMD Saxonia a long term investment loan in an amount of up to DM 1,500,000,000 (in words: one billion five hundred million Deutsche Marks) (hereinafter "Facility A" or the "Facilities", as the case may be). The Facilities will be made available by each of the Banks in an amount corresponding to its commitment as set out in Schedule 1, as amended.

2.2 Each Bank shall make available its respective commitment under the Facilities pursuant to ss. 2.1 and Schedule 1, separately and independently from each other Bank, through its Lending Office. AMD Saxonia may draw the Facilities from all the Banks only in the proportion of their respective commitments in accordance with ss. 2.1 and Schedule 1. No Bank shall be liable to provide or make available any advance in respect of amounts to be provided or made available by the other Banks; any joint and several liability of the Banks is hereby excluded. The Paying Agent shall be obliged to distribute to AMD Saxonia the advances to be made by the other Banks only to the extent that the Paying Agent has in fact received payment of such advances. Each Bank shall have a claim against AMD Saxonia in the amount of advances made by such Bank, secured pro rata by the security to be granted in accordance with the terms and conditions of this Agreement.

2.3 The failure by any Bank to comply with its obligations under this Agreement shall not affect either the enforceability of this Agreement as a whole or the obligations of any other party. In such case, AMD Saxonia shall have a claim solely against the defaulting Bank.

                                      ss. 3
                                     Purpose

3.1 Facility A shall be used only for the purpose of the partial financing of the Project Costs. Utilization of Facility A to finance Project Costs which are not Capital Expenditure is permitted only up to a maximum amount of DM 100,000,000 and only in respect of costs incurred before 1 January 1999.

3.2 The use and source of funds in respect of each Project Phase shall be evidenced by furnishing to the Agent a statement of the use and source of funds, in the form set out in Schedule 16, certified by the Auditor, such statement to be delivered simultaneously with the Scheduled Project Phase Technical Completion Certificates pursuant to Schedules 9 and 10 for the relevant Project Phase and in any event promptly after the expiry of each calendar quarter, save as may, in individual cases, be otherwise agreed with the Agent.

                                      ss. 4
                          Utilization of the Facilities

4.1 To the extent that all the conditions precedent set out in ss.5 are satisfied, the Facilities may be drawn on and subject to the following terms and conditions by the delivery to the Paying Agent, with a copy to the Agent, of a written Drawdown Notice to be received by the Paying Agent, in the case of the first Drawdown Notice at least ten (10) Banking Days before the drawdown date and, in the case of any other Drawdown Notice five (5) Banking Days before the drawdown date, set out in such notice:

4.2      Facility A

         Prior to Completion, advances shall be made up to the cumulative limit in each Project Phase set out in the Drawdown Schedule in accordance with the Project Schedule. Such limit and any advances drawn after Completion shall not, however, without the prior written consent of the Guarantors, be greater than the maximum guaranty amount for any calendar year prescribed by the Guarantors pursuant to Schedule 63. Advances shall be in minimum amounts of DM 15,000,000 and in integral multiples of DM 5,000,000 or in an equal amount to the undrawn portion of Facility A. No more than one advance may be made in any calendar month.

         Drawdowns in any Project Phase are permitted only in the amount of Project Costs which have been incurred during the same Project Phase, as the same are documented by invoices and other supporting evidence to be furnished together with the Drawdown Notice, as required below. Drawdowns in a current Project Phase are however permitted in respect of Project Costs which are shown to have been incurred in respect of an invoice for goods or services performed or delivered, submitted in the last thirty days prior to the end of a prior Project Phase and which have been included in full in the first Drawdown

         Notice of such current Project Phase. The preceding two sentences shall not apply to drawdowns requested following Completion.

         Drawdown Notices, and the confirmation contained therein from AMD Saxonia in the form set out in Schedule 3, shall be furnished to the Agent and the Paying Agent at the same time. The following documents shall be furnished to the Agent together with relevant Drawdown Notice:

         (i)      written confirmation of the Managing Directors
                  Geschaftsfuhrung) of AMD Saxonia and an authorized representative of AMD Inc. that the conditions precedent referred to in ss.ss. 5.2.2 to 5.2.4 with respect to it have been satisfied at the time of the Drawdown Notice;

         (ii) in respect of drawdowns requested prior to Completion only, unless the Agent has waived the same, copies of invoices and a description in reasonable detail of the deliveries and services performed in respect of amounts which are at least equal to the amount proposed to be drawn. Project Costs which are not Capital Expenditure may be supported by evidence other than invoices, in such form as is reasonably satisfactory to the Agent;

         (iii) in respect of drawdowns requested prior to Completion only, written confirmation of the Auditor that the amounts invoiced are, or were, to the extent already paid, due and any contractually agreed retentions and other deductions, such as discounts, have been deducted in each case, in the form set out in Schedule 21, as amended.

         Amounts drawn and subsequently repaid may not be reborrowed.

4.2.2    [left intentionally blank]

4.2.3    [left intentionally blank]

4.3      Drawings of the Facilities are not permitted after 29 June 2001.

4.4 Drawings under the Facilities shall be permitted only to the extent that the making of an advance would not result in the total amount advanced by the Banks exceeding by more than three times the total amount paid up on the ordinary share capital of AMD Saxonia and the total amount of subordinated loans advanced to AMD Saxonia (but excluding, for this purpose, Revolving Loans) and/or cash contributions made to the reserves and not repaid in accordance with Section 6.3 second sentence of the Sponsors' Support Agreement and used for Project Costs.

4.5 Advances under the Facilities will be made available to AMD Saxonia by the Paying Agent crediting AMD Saxonia's *** with the Agent.

--------------------
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

4.6 The Banks shall be entitled to reject Drawdown Notices from AMD Saxonia if and to the extent that AMD Saxonia has assigned or charged its claims under this Agreement to any third party or if such claims have been subject to an attachment order without the consent of the Banks or if AMD Saxonia is in default in the payment of any amount due or is in breach of a material obligation, under this Agreement.

                                      ss. 5
                              Conditions to Drawing

5.1 Initial utilization of the Facilities is subject to the satisfaction of the conditions set out in ss. 4 and all the following conditions (including those set out in ss. 5.2) at the date of the Drawdown Notice and written confirmation from the Agent and/or the Paying Agent that it has received a duly completed Drawdown Notice and confirmation from the Agent that it has received the documents referred to in ss. 5.1.1 to 5.1.16.

5.1.1    Written confirmation of the Chief Financial Officer of AMD Inc. ***

5.1.2 Written confirmation from AMD Saxonia and AMD Inc. that as at the date of the initial Drawdown Notice all material governmental approvals, consents and measures which are necessary for the implementation and ongoing operation of the Project in accordance with the Plans and Specifications and the Operative Documents are available, or have been taken, as the case may be, which, according to the progress of the Project are appropriate and there is no reason to believe that the same will be revoked, restricted or made subject to conditions or that governmental approvals, consents and measures necessary at a later stage of the Project will not be obtained or taken in a timely fashion. Schedule 20 contains a list of all material approvals, consents and measures within the meaning referred to above. To the extent applicable as aforesaid and if any Bank should so reasonably require, AMD Saxonia shall furnish the Agent with certified copies of all relevant documents required for the performance of the Operative Documents, and of the governmental approvals, consents and measures necessary for the operation of the Fabrication Facility and the Design Center.

5.1.3 Confirmation from AMD Inc. that as at the date of the initial Drawdown Notice all consents or approvals necessary from third party creditors in relation to the indebtedness or contingent liabilities of AMD Inc. and in relation to the execution, delivery and performance by each of the AMD Companies of their existing obligations and the subject matter of the Operative Documents have been obtained.

5.1.4 Receipt of an extract from the Land Register confirming that AMD Saxonia has been registered in the Register as the owner of parcels referred to as nos. Folio 851 parcels nos. 150/2, 121/2, 122, 123, 124, 125/2, 126, 127, 128/2, 129/3, 130, 131, 132, 133/1, 134, 135, 136,
         137, 138, 139, 140, 141, 142, 143, 143a, 144, 145, 146, 147, 148, 149,
         151/2, 152, 153, 154/2, 155, 156, 157, 158, 159, 160/1, 160/2, 161,
         162, 694/1 in the County Court of Dresden von Wilschdorf and that the land charge to be granted in accordance with ss. 8.1.6 has been registered and that there are no prior registered charges.

--------------------
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

5.1.5 All fees to be borne by AMD Saxonia pursuant to this Agreement and the other Operative Documents, to which the Agent, the Security Agent, the Paying Agent or the Banks are party, and other payments relating to costs incurred pursuant to ss. 25.1 which are due have been paid.

5.1.6 The Agent has received the following duly executed legally binding documents whose effectiveness is not conditional (save solely in respect of any condition relating to this Agreement):

         (i) all Security Documents pursuant to ss. 8 with the exception of such Consents and Agreements required in accordance with this Agreement and the Security Documents set out in Schedules 49 and 55 which are to be furnished together with the relevant contracts when the same are entered into

         (ii)     Sponsors' Support Agreement, in the form set out in Schedule
                  28

         (iii)    AMD Saxonia Wafer Purchase Agreement, in the form set out in
                  Schedule 35.

         (iv)     AMD Holding Wafer Purchase Agreement, in the form set out in
                  Schedule 33.

         (v) AMD Saxonia Research, Design and Development Agreement, in the form set out in Schedule 36.

         (vi) AMD Holding Research, Design and Development Agreement, in the form set out in Schedule 34.

         (vii)    Management Service Agreement, in the form set out in Schedule
                  37.

         (viii)   License Agreement in the form set out in Schedule 38.

         (ix)     Sponsors' Loan Agreement, in the form set out in Schedule 29.

         (x)      Sponsors' Consent and Agreement, in the form set out in
                  Schedule 31.

         (xi) Design/Build Agreement including Contractor's Consent and Agreement, in the form set out in Schedule 39.

         (xii) copies, certified by a lawyer as true copies, of Material Equipment Supply Contracts and Material Service Contracts (to the extent executed as at the date of the initial Drawdown Notice), including relevant Consents and Agreements in the form set out in Schedule 40 Part II, Annex 3 of Schedule 49 or in such other form as the Agent has consented to as well as all other Consents and Agreements required in accordance with the Security Documents in the form set out in Schedules 49 and 55.

         (xiii)   AMD/Dresdner Subsidy Agreement (Zuschussvertrag).

         (xiv)    SAB/Dresdner Subsidy Agreement (Zuwendungsvertrag).

         (xv)     AMD Saxonia Hedging Agreement in the form set out in Schedule
                  50a.

         (xvi) confirmation in writing from the State Ministry of Saxony for Economics and Labour that it has received a Letter from the European Commission confirming its non-objection to the interest subsidies to be paid under the Subsidy Agreements.

         (xvii) Sale and Settlement Agreement between AMD Saxonia and the City of Dresden dated 11 June 1996, together with amendments dated 25 October 1996 and 28 February 1997.

5.1.7 The Agent has received from AMD Saxonia, AMD Holding and AMD Inc. respectively, confirmation that, as at the date of relevant Drawdown Notice, subject to any disclosure to the contrary in the Disclosure Schedule set out in Schedule 15, (i) its representations and warranties in the Operative Documents are true and accurate in all material respects as at such date; (ii) none of the events referred to in ss. 21 has occurred and is continuing, (iii) each of the Operative Documents to which it is a party is legally binding on it and in full force and effect and (iv) there has been no breach by AMD Saxonia of such Operative Documents.

5.1.8    The Agent has been furnished with the following documents:

         (i)      Documents relating to AMD Inc.

                  (a) a certificate of incorporation of AMD Inc. together with any amendments thereto duly certified by the Secretary of State of the State of Delaware, USA;

                  (b) a certificate of the Secretary of State of the State Delaware, USA, referring to the certificate of incorporation of AMD Inc. and any amendments and confirming that the same are the only charter documents furnished to the Secretary of State concerning AMD Inc., that AMD Inc. is incorporated in the State of Delaware, USA, and is in good standing and at the date of the certificate all franchise taxes due up to that date have been paid;

                  (c) a certificate signed by the Secretary of State of the State of California, USA, in customary form, confirming that under Californian law, AMD Inc. satisfies all the conditions for intra-state business and as at the date of the confirmation is entitled to engage in intra-state business, subject to any required permits of the State of California otherwise required;

                  (d) a duly signed confirmation of the Recorder of Deeds of New Castle County, Delaware, USA, in customary form, confirming that a certified copy of the certificate of incorporation of AMD Inc. together with all amendments referred to in the certificate delivered pursuant to ss. 5.1.8 (b), has been furnished to his office;

                  (e) a duly signed confirmation of the Secretary of the Franchise Tax Board of the State of California, USA, in customary form, confirming that AMD

                           Inc. is in good standing, has no unpaid tax obligations known to the Franchise Tax Board and is entitled to carry on business in the State of California; the provision of such confirmation shall not, however, be necessary to the extent that such confirmation cannot be provided for the reasons disclosed in the Disclosure Schedule, provided the decisions concerning the tax assessments have been challenged bona fide in appropriate proceedings and provision has been made therefor in accordance with US GAAP.

         The date of the documents referred to above shall not be more than one month prior to the date of the initial Drawdown Notice.

         (ii)     Documents relating to AMD Holding

                  (a) certified copy of the Commercial Registry extract and the articles of incorporation of AMD Holding in the form certified by the County Court. The date of the Commercial Registry extract shall not be more than one month prior to the date of the Drawdown Notice;

                  (b)      confirmation of the Managing Directors
                           (Geschaftsfuhrung) of AMD Holding that the matters set out in the documents referred to in (a) are true and accurate in all respects as they relate to the actual facts;

                  (c) audited financial statements of AMD Holding, including notes to the statements and a management report, together with an unqualified report by the Auditors for the year ended 31 December 1996.

         (iii)    Documents relating to AMD Saxonia

                  (a) certified copy of the Commercial Registry extract and the articles of incorporation of AMD Saxonia in the form certified by the County Court; the date of the Commercial Registry extract shall not be more than one month prior to the date of the initial Drawdown Notice;

                  (b) written confirmation of the Managing Directors (Geschaftsfuhrung) of AMD Saxonia that the documents referred to in (a) are true and accurate in all respects as they relate to the actual facts.

                  (c) audited financial statements of AMD Saxonia including notes to the statements and a management report, together with an unqualified report by the Auditors for the year ended 31 December 1996.

5.1.9    The Agent has received from AMD Inc. confirmation in the form of
         Schedule 3, dated as of the date of the initial Drawdown Notice, stating that there is attached (i) a written resolution of its Board of Directors authorizing execution of the Operative Documents and (ii) a copy of its by-laws in effect at the date of the initial Drawdown Notice and (iii) a list of its agents and officers who have signed the Operative Documents and the documents relating thereto as authorized signatories.

5.1.10 The Agent has received an opinion acceptable to it from a recognized reputable first class US financial advisory firm confirming that the Operative Documents to which AMD Inc. is a party are fair to AMD Inc. from a financial point of view.

5.1.11   The Agent has received the following legal opinions:

         (i) legal opinion (including an Exhibit A thereto in a form satisfactory to the Agent) of Bronson, Bronson & McKinnon LLP, counsel to AMD Inc., in the form set out in Schedule 57, relating to the Senior Secured Note Indenture dated 1 August 1996 and the Credit Agreement dated 19 July 1996 each as referred to in ss. 15.1.13, dated not more than 21 calendar after the date hereof;

         (ii) legal opinion of O'Melveny & Myers LLP, counsel to the AMD Companies, of even date herewith, in the form set out in
                  Schedule 58, together with confirmation in accordance with
                  Schedule 58 from O'Melveny & Myers LLP that the statements referred to in the legal opinion continue to be true and accurate as at a date not more than ten calendar days prior to the date of the initial Drawdown Notice;

         (iii) legal opinion of Norr, Stiefenhofer & Lutz, counsel to the AMD Companies including an opinion relating to the completeness of the schedule of required governmental approvals, permits and measures (Schedule 20) as well as relating to the status of such required approvals, permits and measures in accordance with the progress of the Project, in a form updated from that set out in Schedule 59 satisfactory to the Banks dated not more than ten calendar days prior to the date of the initial Drawdown Notice; and

         (iv) legal opinion of Doser Amereller Noack / Baker & McKenzie, counsel to the Agent and the Banks of even date herewith, in the form set out in Schedule 60, together with confirmation from Doser Amereller Noack/Baker & McKenzie that the statements referred to in the legal opinion continue to be true and accurate as at a date not more than ten calendar days prior to the date of the initial Drawdown Notice;

         (v) legal opinions of Feddersen Laule Scherzberg & Ohle Hansen Ewerwahn, counsel to the Agent and the Banks of even date herewith in the form set out in Schedule 61, together with confirmation from Feddersen Laule Scherzberg & Ohle Hansen Ewerwahn that the statements referred to in the legal opinion continue to be true and accurate as at a date not more than ten calendar days prior to the date of the initial Drawdown Notice.

5.1.12 The Agent has received a technical report (Technical Report) from the Technical Advisor, in form and substance satisfactory to the Agent together with an updated confirmation from the Technical Advisor that the Technical Report continues to be true and accurate in all material respects together with the confirmation in writing from AMD Saxonia in the form set out in Schedule 19;

5.1.13 The Agent has received confirmations from AMD Saxonia's Insurance Brokers in the form of Annexes I and II of Schedule 22 as well as confirmation from the Insurance Advisor in form and substance satisfactory to the Agent evidencing, in particular, that AMD Saxonia has taken out insurances in the scope required pursuant to ss. 17.8 and
         Schedule 22.

5.1.14 AMD Saxonia has registered its stated capital of at least DM 217,500,000 in the Commercial Register of which an amount of at least DM 108,750,000 has been paid up, at the latest on the date of the initial Drawdown Notice and that a sum in this amount has been credited to a Project Account in accordance with ss. 19.

5.1.15 The Technical Advisor has received the Plans and Specifications in form and substance satisfactory to the Technical Advisor and the Agent has received confirmation in writing, to that effect.

5.1.16 The conditions to initial drawing referred to in the AMD/Dresdner Subsidy Agreement and the SAB/Dresdner Subsidy Agreement relating to the payment of grants and subsidies have been satisfied.

5.2 Each of the following conditions must be satisfied on each drawing (including the first) of the Facilities:

5.2.1 the Agent and the Paying Agent have received a Drawdown Notice and the Agent has received the documents to be submitted simultaneously with such notice pursuant to ss. 4.1. Each Drawdown Notice shall in particular contain confirmation that the conditions referred to in ss.
         5.2.2 to ss. 5.2.4 below are true and accurate;

5.2.2 the representations and warranties given by each of the AMD Companies in each of the Operative Documents are true and accurate in all material respects as at the date of the Drawdown Notice and will be true and accurate as at the date of drawing, save to the extent that their content relates solely to an earlier date;

5.2.3 as at the date of the Drawdown Notice and as at the date of drawing, none of the events referred to in ss. 21 which would entitle the Banks to terminate this Agreement has occurred;

5.2.4 as at the date of the Drawdown Notice and as at the date of drawing no event which has a "Material Adverse Effect" within the meaning of the Sponsors' Support Agreement has occurred;

5.2.5 the Agent has received a copy certified by a lawyer of each Material Equipment Supply Contract and each Material Service Contract entered into by such date, together with the written Consent and Agreements of the other contracting party relating to the transfer of the relevant contracts in the form set out in Part II of Schedule 40 or in such other form to which the Agent shall have consented together with all Consents and Agreements required pursuant to the Security Documents set out in Schedules 49 and 55 which have not already been obtained;

5.2.6 the Agent has received evidence reasonably requested by it that all the governmental approvals, permits and measures necessary according to the progress of the Project have been granted and, or taken, in accordance with Part B of Schedule 20 as well as, at the beginning of each Project Phase, a legal opinion acceptable to it from Norr, Stiefenhofer & Lutz relating to the completeness and the legal validity of such approvals, permits and measures;

5.2.7 the Agent has received at the beginning of each then current Project Phase confirmation in the form of the Scheduled Project Phase Technical Completion Certificates in accordance with Schedules 9 and 10 stating that the relevant preceding Project Phase has been completed;

5.2.8 the Agent has received at the end of each calendar year confirmations from AMD Saxonia's Insurance Brokers in the form of Annexes I and II of
         Schedule 22 as well as confirmation of the Insurance Advisor pursuant to ss. 5.1.13;

5.2.9 the Agent has received all evidence reasonably requested by it relating to compliance with or the enforceability of AMD Saxonia's obligations under this Agreement and the Security Documents.

                                      ss. 6
                       Interest, Commitment Fee, Payments

6.1 AMD Saxonia may elect, by a notification in a Drawdown Notice and/or an interest rate notice, whether a variable rate, a fixed rate or a combination of variable and fixed rates should apply to drawings under Facility A.

         The rate of interest applicable to each advance drawn and the Interest Period applicable thereto as determined in accordance with ss. 6.2 shall be, at AMD Saxonia's option:

         (i) in respect of a fixed rate, the sum of the Reference Rate and the margin,

         (ii) in respect of a variable rate, the sum of the LIBOR-Rate and the margin.

6.1.1 The Reference Rate is the arithmetic mean (rounded up to the fourth decimal place) of the fixed rates per annum for DM interest rate swaps (fixed rate as against 6 months LIBOR) in an amount equal to the relevant advance for the Interest Period requested by AMD Saxonia, as corresponds to the rate quoted by the Reference Banks at 11.00 a.m. (London time) as the offered rate on the second Banking Day prior to the relevant Interest Period, as determined by the Paying Agent.

         The LIBOR-Rate is the DM interest rate per annum in the London Interbank Market which in accordance with "Telerate Screen" page 3750 (or such other page as may be substituted for page 3750 on that system for the purpose of displaying offered rates for DM deposits) is quoted as the offered rate at 11.00 a.m. (London time) on the second Banking Day prior to the relevant Interest Period for such Interest Period.

         To the extent that no interest rate is displayed on the relevant "Telerate Screen" page at the relevant time on any day for the determination of the interest rate, the rate determined by the Paying Agent shall be the arithmetic mean (rounded to the fourth decimal place) quoted to the Paying Agent by the Reference Banks as the DM interest rate per annum at which the Reference Banks offer to prime banks in the London Interbank Market on the relevant date at 11.00 a.m. London time for deposits for the relevant period and in an amount comparable to the relevant advance.

         If any Reference Bank does not notify such a rate to the Paying Agent for any relevant period, the LIBOR-Rate and/or the Reference Rate as applicable shall be determined on the basis of the rates notified by the other Reference Banks.

6.1.2 The margin applicable to Facility A prior to 31 December 2001 shall be one percent (1.00%) per annum. After 31 December 2001, the margin shall be calculated by reference to:

                  (a) the rating of the public long-term senior unsecured debt securities of AMD Inc. by Moody's Investor Services, Inc.(or any successor or other undertaking which has assumed the relevant functions of Moody's Investor Service, Inc. which is a rating agency of international repute) in effect at the relevant time; and

                  (b) the ratio (expressed as a percentage of utilization) of outstanding advances under Facility A to DM 1,500,000,000,-,

         in each case, corresponding to the interest rate set out in the right hand column of the following table:

         ========================================== ===================================== ===========================
                          Rating                           Utilization percentage                   Margin
         ========================================== ===================================== ===========================
         less than "investment grade (Baa3)"        70% or more                           1.00% per annum;
         or no rating
         ------------------------------------------ ------------------------------------- ---------------------------
         less than "investment grade (Baa3)"        at least 50% but less than 70%        0.90% per annum;
         or no rating
         ------------------------------------------ ------------------------------------- ---------------------------
         less than "investment grade (Baa3)"        less than 50%                         0.75% per annum;
         or no rating
         ------------------------------------------ ------------------------------------- ---------------------------
         "investment grade (Baa3)"                  70% or more                           0.75% per annum;
         or better
         ------------------------------------------ ------------------------------------- ---------------------------
         "investment grade (Baa3)"                  at least 50% but less than 70%        0.70% per annum; and
         or better
         ------------------------------------------ ------------------------------------- ---------------------------
         "investment grade (Baa3)"                  less than 50%                         0.55% per annum.
         or better
         ========================================== ===================================== ===========================

         Adjustments to the margin in respect of each advance shall be made at the beginning of the next Interest Period and/or at the next interest payment date as set out in ss. 6.6, as the case may be.

         AMD Saxonia shall ensure that the Interest Periods elected by it always correspond with the repayment schedule in ss. 7.2 of this Agreement. To the extent that any advance must be prepaid prior to the Interest Period agreed therefor in order to comply with such repayment schedule, the provisions of ss. 7.5 shall apply accordingly.

6.2 In respect of a variable interest rate, the Interest Periods shall be 1, 3, 6 or 12 months (to the extent available). The Interest Periods in respect of fixed interest rates shall be of a duration of integral multiples of one year or of such duration as AMD Saxonia and the Agent may agree in order to match the dates on which repayment instalments are made in accordance with ss. 7.2 but shall not in any event exceed five nor be less than two years.

         Upon the Agent's request, AMD Saxonia will consolidate individual outstanding advances so that not more than ten separate advances are outstanding at any one time.

6.3 AMD Saxonia will notify the Agent, with a copy to the Paying Agent, in an irrevocable Drawdown Notice and/or an interest rate notice to be received at the latest by the fifth Banking Day prior to an Interest Period of the relevant interest rate (variable or fixed rate), the amount for which the specified interest rate shall apply and the duration of the relevant Interest Period. If the Agent has not received in the time specified therefor an interest rate notice in the form set out in Schedule 4 for the next Interest Period, the relevant advance shall be for an Interest Period of the same duration as the previous Interest Period and bear interest on the same interest rate basis applicable to such Period.

6.4 The first Interest Period for each advance will commence on the date of drawing. Each succeeding Interest Period will commence on the expiration of the immediately preceding Interest Period. If the last day of an Interest Period does not fall on a Banking Day, the Interest Period shall be deemed to end on the next following Banking Day or if the Interest Period relates to an advance bearing interest at a variable rate and the next following Banking Day would otherwise fall in the next calendar month, such Interest Period shall be deemed to end on the immediately preceding Banking Day. If an Interest Period for any advance would otherwise extend beyond a due date for payment pursuant to ss. 7.2 of this Agreement, the relevant Interest Period shall be deemed to end on the relevant due date.

6.5 Interest in respect of the variable interest rate shall be calculated on the basis of the actual number of days elapsed and a 360 day year. Interest in respect of the fixed interest rate shall be calculated on the basis of a 30 day month and a 360 day year.

6.6 Interest shall be paid on the last day of an interest period. In the case of an Interest Period for a variable rate advance of more than 3 months interest shall be due and payable at the end of every 3 months. In the case of a fixed rate advance, interest shall be paid on the last day of each calendar quarter or, if such day is not a Banking Day, on the next succeeding Banking Day.

6.7 AMD Saxonia shall be in default (Verzug), without any requirement for notice, if it has failed to make payments which are due hereunder on the relevant due date or if it does not make such payments in full. AMD Saxonia shall pay default interest on the outstanding amount of the overdue payment at the rate equal to 4 percentage points per annum above the applicable discount rate of the German Bundesbank, or the equivalent rate following introduction of the single currency under European Monetary Union, from the due date until receipt by the Paying Agent of the outstanding amounts. Should there be no such rate following introduction of the single currency, the Banks shall determine the applicable rate in accordance with ss. 315 BGB. If AMD Saxonia is in default of payment of interest, AMD Saxonia shall pay to the Banks liquidated damages. The amount of such liquidated damages shall correspond to a rate of interest of 4 percentage points above the applicable discount rate of the German Bundesbank (or the equivalent rate following introduction of the single currency under European Monetary Union) from the due date until receipt by the Paying Agent of the overdue interest amounts. Should there be no such rate following introduction of the single currency, the Banks shall determine the applicable rate in accordance with ss. 315 BGB.

6.8 AMD Saxonia agrees to pay to the Paying Agent for the account of each Bank as from the date of execution of this Agreement until the end of the availability period pursuant to ss. 4.2 a commitment fee at the rate of 0,2% per annum on such Bank's commitment of the unused portion of the Facilities calculated on the basis of the actual days elapsed and on the basis of a 360 day year. The commitment fee shall be calculated on a quarterly basis and shall be payable at the end of each calendar quarter for that quarter.

6.9 All payments to be made by AMD Saxonia to the Banks pursuant to the terms of this Loan Agreement shall at all times be made to the Paying Agent's account no. *** with Dresdner Bank in Frankfurt or such other account as may be specified by the Paying Agent on the relevant due date. The Security Agent is hereby also authorised to debit the relevant amounts due from AMD Saxonia's account no. *** with the Security Agent in Dresden on or after the due date and to pay the same to the Agent for distribution to the individual Banks. Payments made otherwise than in accordance with this provision shall not constitute good discharge in favour of AMD Saxonia.

6.10 AMD Saxonia shall not be entitled to assert any rights of set off or retention against the claims of the Banks for payment hereunder.

                                      ss. 7
                               Term and Repayment

7.1      The Facilities shall be for a term expiring on 31 December 2005.

7.2      The Facilities shall be amortized, commencing on 30 June 2001,

--------------------
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

         in semi-annual repayments in the percentages set out below on the last Banking Day of the relevant six month period:

         =========================================== ===============================================================
                                                              Percentage of the aggregate principal amount
                                                      of the Facilities outstanding at the end of the availability
                        Instalments                                     period pursuant to ss. 4.2
         =========================================== ===============================================================
         first and second instalment                                         6.50% each
         ------------------------------------------- ---------------------------------------------------------------
         third and fourth instalment                                        13.50% each
         ------------------------------------------- ---------------------------------------------------------------
         fifth and sixth instalment                                         14.25% each
         ------------------------------------------- ---------------------------------------------------------------
         seventh and eighth instalment                                      10.50% each
         ------------------------------------------- ---------------------------------------------------------------
         ninth and tenth instalment                                          5.25% each
         =========================================== ===============================================================

         Each scheduled repayment of the Facilities shall be made, together with all interest accrued at the due date for repayment and with all other amounts due under this Agreement at such date.

7.3 AMD Saxonia is entitled to prepay the outstanding amount of the Facilities, in whole or in part, but not in an amount of less than DM 10,000,000 or, if higher, an integral multiple of DM 5,000,000 or the total amount outstanding provided that it shall have notified the Paying Agent (with a copy to the Agent) at least five Banking Days in advance by notice in writing, substantially in the form of Schedule 5. Each repayment shall include accrued interest up to the date of repayment.

7.4 At the latest on 15 August 2002, AMD Saxonia shall make a prepayment of the outstanding Facilities in an amount equal to the excess (if any) of:

7.4.1    all drawdowns under the Facilities made after Completion,

         over

7.4.2 Capital Expenditure incurred between 1 January 2001 and 1 July 2002, as set out in the Statement as to the Use and Sources of Funds submitted pursuant to ss. 16.2.6 (ii) for such period, signed by the Auditor.

7.5 Prepayments shall be applied to payments pursuant to ss. 7.2 in inverse order of maturity. In the event that the Banks incur a loss arising from a repayment (save for a repayment at the end of an Interest Period) by virtue of the fact that the reinvestment of any advances repaid by AMD Saxonia is only possible at interest rates lower than those agreed with AMD Saxonia, AMD Saxonia shall indemnify the Banks in respect of reinvestment losses so incurred as a result of prepayment. In such circumstances, the Banks shall be entitled to make a claim for the reinvestment loss which is equal to the difference between the rate of interest which would have been payable by AMD Saxonia for the relevant remaining term of the Interest Period on the basis of the applicable rates and the rate available to the Banks for such period as the reinvestment rate. For this purpose, the reinvestment rate for the remaining term and/or the remaining term of the Interest Period is capital market rate corresponding to the offered rate for German Pfandbriefe/Kommunalobligationen (Inhaberschuldverschreibungen) of an equivalent maturity in the interbank market, determined in accordance with ss. 6.1. The difference in interest rates shall be discounted to net present value at a discount rate equivalent to the reinvestment rate. The Banks shall be entitled to make a claim for any loss incurred by them which is higher. AMD Saxonia shall have the right to prove that damages have not been incurred or not in the amount claimed. All notices in relation to a prepayment shall be irrevocable.

                                      ss. 8

                                    Security

8.1 The Facilities are secured by the 65/35 Guaranty in the form known to the Banks and AMD Saxonia, as set out in Schedule 24 including in particular deeds of guaranty in the form set out in the specimen annexed thereto. A copy of the Guaranty Decision is also set out in Schedule 24 and the terms of such Decision constitute a material term of this Agreement. All terms and conditions of the Guaranty Decision to be incorporated herein are hereby agreed by the parties notwithstanding that the same are not expressly set out in this Agreement; this shall apply in particular to the obligation to agree to amendments to this Agreement only with the consent of the Guarantors. AMD Saxonia undertakes to observe and comply with all relevant conditions of the Guaranty Decision directly applicable to it and to do all things to enable AMD Inc. to observe and comply with all obligations incumbent on it in connection with the Guaranty Decision. The Guarantors are entitled to appoint authorized representatives for the purpose of administering the 65/35 Guaranty. In addition, AMD Saxonia shall grant, or procure that there is granted, in favor of the Banks and the Security Agent the following security as security for all claims of the Banks as well as any potential claims of the Guarantors arising under or in connection with this Agreement:

8.1.1 a joint and several guaranty by the Sponsors in an amount of up to the greater of (i) thirty five percent (35%) of all amounts outstanding under this Agreement, and (ii) DM 217,500,000, in each case plus interest thereon and costs and expenses, but subject to a maximum amount of DM 600,000,000, as set out in the Sponsors' Guaranty in the form of Schedule 32, as amended;

8.1.2 a subordination agreement between AMD Saxonia, the Sponsors, the Agent and the Security Agent, in the form set out in Schedule 30;

8.1.3 a guaranty by AMD Inc. of obligations of AMD Holding under certain Operative Documents, in the form set out in Schedule 27;

8.1.4 a pledge of all shares in AMD Holding held by AMD Inc. in the form set as out in Schedule 41;

8.1.5 a subordination agreement between AMD Holding, AMD Inc., the Agent and the Security Agent, in the form set out in Schedule 42.

8.1.6 a first priority land charge over real property registered in the Land Registry of the Dresden County Court, Dresden von Wilschdorf parcels numbers Folio 851 parcels nos. 150/2, 121/2, 122, 123, 124, 125/2, 126,
       127, 128/2, 129/3, 130, 131, 132, 133/1, 134, 135, 136, 137, 138, 139,
       140, 141, 142, 143, 143a, 144, 145, 146, 147, 148, 149, 151/2, 152, 153,
       154/2, 155, 156, 157, 158, 159, 160/1, 160/2, 161, 162, 694/1 of AMD
       Saxonia in respect of an amount of DM 1,650,000,000 together with interest in an amount of 15% per annum together with a lump sum payment in an amount of 5% of the total charge amount as an immediately enforceable charge without prior charges in Section III of the Register in favor of the Security Agent together with a personal acknowledgement of enforceability by AMD Saxonia to be granted in the form set out in
       Schedule 43;

8.1.7 a security assignment of the current assets of AMD Saxonia (raw materials, supplemental and operational materials, finished and unfinished products as well as trading products), in the form set out in
       Schedule 44;

8.1.8 a security assignment of fixed assets of AMD Saxonia, in the form set out in Schedule 45;

8.1.9 a security assignment of insurance claims of AMD Saxonia, in the form set out in Schedule 46;

8.1.10 a global assignment of all receivables of AMD Saxonia not otherwise assigned from the supply of equipment and other services and from other claims against debtors other than the Sponsors, in the form set out in
       Schedule 47;

8.1.11 a pledge of all amounts standing to the credit of AMD Saxonia in the Project Accounts in the form set out in Schedule 48;

8.1.12 an assignment of AMD Saxonia's rights under the Design/Build Agreement in the form set out in Schedule 39, the Equipment Supply Contracts, the Service Contracts and other contracts not governed by the laws of the United States of America or any state thereof together with an offer to transfer such contracts as required by Schedule 49 and with Consents and Agreements in the form of Annex 3 to Schedule 49 as therein required. AMD Saxonia is hereby authorized by the Security Agent to enforce on its behalf rights in its name under the agreements referred to above as against the relevant obligor for as long as no circumstances exist which entitle the Banks to terminate this Agreement; AMD Saxonia hereby accepts such authorization;

8.1.13 an assignment of claims and contractual rights of AMD Saxonia under the AMD Saxonia Wafer Purchase Agreement, the Equipment Supply Contracts, the Service Contracts and rights under other contracts governed by the laws of the United States of America or any state thereof, in the form set out in Schedule 50;

8.1.14 a pledge of all shares in AMD Saxonia held by AMD Holding, in the form set out in Schedule 51;

8.1.15 a security assignment of current assets of AMD Holding (raw materials, supplemental and operational materials, finished and unfinished products as well as trading products), in the form set out in Schedule 52;

8.1.16 a global assignment of all receivables of AMD Holding not otherwise assigned from the supply of equipment and other services and of other claims against all debtors, with the exception of AMD Inc., in the form set out in Schedule 53;

8.1.17 a pledge of all amounts standing to the credit of AMD Holding in bank accounts, in the form set out in Schedule 54;

8.1.18 an assignment of AMD Holding's rights under contracts not governed by laws of the United States of America or any state thereof and an offer to transfer such contracts, pursuant to the form set out in Schedule 55 together with Consents and Agreements in the form set out in Annex 3 to
       Schedule 55 as therein required; AMD Holding will be authorized by the Security Agent to enforce on its behalf rights in its name under the agreements referred to above as against the relevant obligor for so long as no circumstances exist which entitle the Banks to terminate this Agreement;

8.1.19 an assignment of claims and contractual rights of AMD Holding under the AMD Holding Wafer Purchase Agreement and other contracts governed by the laws of the United States of America or any state thereof, in the form set out in Schedule 56;

8.1.20 the AMD Inc. Pledge Agreement over Membership Interests in AMD Saxony LLC dated 3 June 2002 between AMD Inc. and the Security Agent;

8.1.21 the AMD Saxony LLC Security Agreement dated 3 June 2002 between AMD Saxony LLC and the Security Agent;

8.1.22 the AMD Saxony LLC KG Partnership Interest Pledge Agreement in AMD Saxonia dated 3 June 2002 between AMD Saxony LLC and the Security Agent;

8.1.23 the AMD Holding Share Pledge Agreement over GmbH shares in AMD Admin dated 3 June 2002 between AMD Holding and the Security Agent;

8.1.24 the AMD Admin Global Assignment Agreement dated 3 June 2002 between AMD Admin and the Security Agent;

8.1.25 the AMD Admin Pledge of Bank Accounts dated 3 June 2002 between AMD Admin and the Security Agent;

8.1.26 the AMD Admin KG Partnership Interest Pledge Agreement in AMD Saxonia dated 3 June 2002 between AMD Admin and the Security Agent;

8.1.27 the AMD Holding KG Partnership Interest Pledge Agreement in AMD Saxonia dated 3 June 2002 between AMD Holding and the Security Agent; and

8.1.28 the Clarification and Security Agreement dated 3 June 2002 between the AMD Companies, the Security Agent and the Agent.

8.2 AMD Saxonia undertakes that, in the event of any material deterioration of the security as a whole, in particular as a result of reduction in value and/or loss, it will on the request of the Agent grant additional security or repay the Facilities accordingly. AMD Saxonia undertakes to charge real property which is not presently charged or which is acquired in the future if the same is or intended to be used for operational purposes.

8.3 If AMD Saxonia is of the opinion that the realizable value of the security as a whole (with the exception of the 65/35 Guaranty) exceeds at any time by a material amount the total outstanding claims of the Banks under this Agreement, otherwise than temporarily, AMD Saxonia may by notice to the Security Agent, including supporting material, require the release of security. The Security Agent will pass a copy of such notice to the Guarantors for their comment.

       Following receipt of the Guarantors' comments, the Security Agent and the Banks will release security to the extent a material over-collateralization has been adequately demonstrated.

       The Security Agent shall be obliged to agree to a release if and to the extent that the realizable value as determined in accordance with the individual Security Documents of all Security provided by AMD Saxonia exceeds 120% of the secured claims of the Banks other than temporarily. The choice of the securities released shall be at the discretion of the Security Agent and of the Banks, as the case may be.

8.4 In the event that the Banks are entitled to terminate the Facilities pursuant to ss. 21 of this Agreement, AMD Saxonia hereby authorizes the Agent, on behalf of the Banks, to satisfy on its behalf all obligations of, and to discharge all claims against it (including those arising under extended retention of title clauses), at the expense of AMD Saxonia. AMD Saxonia waives its rights pursuant to ss. 267 II BGB and undertakes to reimburse the Agent promptly after request by the Agent all reasonable costs and expenses which the Agent may have incurred in connection with the exercise of its rights to satisfy obligations and discharge claims as aforesaid.

                                      ss. 9
                                   Illegality

If it becomes illegal or unlawful pursuant to domestic or foreign legislation or it becomes contrary to any requirement of any domestic or foreign authority or public body for any Bank to comply with its outstanding obligations - in whole or in part - under this Agreement such Bank may immediately after it has become aware thereof inform AMD Saxonia through the Agent. After receipt of such notification, the Facilities made available by the relevant Bank affected by the illegality or unlawfulness shall be cancelled without notice or on such reasonable notice as may be determined by the relevant Bank and specified in the notification referred to, as the case may be. In such case, AMD Saxonia shall repay to the Paying Agent for distribution to the relevant Bank all outstanding amounts under the affected Facilities at the date such notice becomes effective, together with accrued interest and all other amounts due at the date of such notice.

                                     ss. 10
              Market Disruption; Alternative Method of Calculation

10.1 The Paying Agent shall immediately notify AMD Saxonia and the Banks if any of the following events occur in relation to any interest period:

       (i) the Paying Agent, after consultation with the Reference Banks, determines that due to circumstances affecting the London interbank market, the LIBOR rate or the reference rate cannot be adequately and reasonably determined; or

       (ii) in the case of a LIBOR rate, no interest rate for the relevant interest period appears on the Telerate Monitor and less than two
              (2) Reference Banks provide the Paying Agent with a LIBOR rate or in the case of the reference rate, less than two Reference Banks provide the Paying Agent with a reference rate; or

       (iii) a majority of Banks, as determined pursuant to ss. 22.5, inform the Paying Agent (with a copy to the Agent) that in respect of the relevant interest period no DM funds in the required amount are available in the London interbank market or that the average of the LIBOR-rates appearing on the Telerate Monitor do not adequately reflect the cost to such Banks of making or maintaining their respective participations in the relevant advance for such interest period.

       Following receipt of such notification no further advances may be made until an alternative method of calculation pursuant to ss. 10.2 is agreed upon or such notice is revoked by further notification from the Paying Agent to AMD Saxonia and the Banks.

10.2 As soon as notification pursuant to ss. 10.1 has been made, AMD Saxonia and the Paying Agent, in coordination with the Banks, will negotiate in good faith for a maximum period of thirty days with a view to setting an alternative method of refinancing the affected advances as well as the applicable interest rate, the interest period and the payment dates. To the extent that instead of a LIBOR rate, a reference rate can be determined or instead of a reference rate, a LIBOR rate can be determined, AMD Saxonia shall be entitled to require that the rate which is available shall apply to the relevant advance. If agreement as to the alternative interest rate is reached between the Banks and AMD, the alternative calculation method agreed shall apply for all relevant advances. If no agreement in respect of an alternative method of calculation is achieved within thirty days and agreed upon in writing or if AMD Saxonia does not require an alternative available Reference Rate or LIBOR-Rate, the following shall apply:

       (i) to the extent that the Facilities have not been drawn, no drawing will be permitted. AMD Saxonia shall then be obliged to pay immediately all amounts due to the Paying Agent for distribution to the Banks pursuant to the terms of this Agreement;

       (ii) to the extent that the Facilities have already been drawn, AMD Saxonia and the Agent (in consultation with the Paying Agent) may determine a repayment date for the entire outstanding amount of the Facilities affected of not less than thirty days. Repayment shall be effected on such day together with interest in an amount equivalent to the costs of the Banks of making or maintaining their respective participations in the relevant advance for such interest period together with the margin to the Paying Agent for distribution to the Banks. In the event that such costs of the Banks cannot be determined, the applicable rate shall be determined in accordance with ss. 315 BGB.

                                     ss. 11
                                 Increased Costs

11.1 If a Bank or its Lending Office determines that the introduction of or a change of any law applicable to it or change in interpretation of any such law or the application or compliance with any regulation of any public body results or will result:

       (i) in the affected Bank being obliged to pay any tax or other payment relating to any advance made by it or to any payment to be made by AMD Saxonia to it, or

       (ii) the affected Bank being subject to any other measure which leads to an increase in the costs of that Bank in funding advances or that the amount or the effective return in relation to any payment which the affected Bank receives pursuant to this Agreement is reduced, or

       (iii) the affected Bank being subject to additional costs which arise from its commitment under the Facility,

       such Bank shall be entitled to inform AMD Saxonia through the Agent. AMD Saxonia shall then be obliged on request and irrespective of whether advances made are repaid to the affected Bank to pay such amount to the Paying Agent for the account of the affected Bank as is demonstrated to be necessary to compensate the affected Bank for the relevant increase in costs or reduction of payment. The foregoing shall apply only to the extent that the affected Bank has informed AMD Saxonia, via the Agent, of the relevant circumstance in respect of paragraphs (i) to (iii).

11.2 An increase in costs or reduction of payment referred to in ss. 11.1 does not include:

       (i)    any tax on overall net income of any Bank or a branch thereof;

       (ii) any tax required to be deducted or withheld from any amount payable by AMD Saxonia which AMD Saxonia has paid in accordance with ss. 13;

       (iii) any amount relating to any reserve amount, special deposits, equity, cost ratio, liquidity or capital adequacy requirement or any other form of banking or monetary control resulting from any law or regulation in effect at the date of this Agreement.

11.3 For as long as the circumstances referred to in 11.1 above continue, AMD Saxonia shall be entitled by written notice to the Paying Agent, with a copy to the Agent, to repay all outstanding advances made by the affected Bank on thirty days notice expiring at the end of an interest period and to cancel the Facilities only as they relate to the affected Bank.

                                     ss. 12
                                    Indemnity

12.1 Without prejudice in particular to the provisions of ss. 6.7, ss. 7.5, ss. 10 and ss. 11, AMD Saxonia shall be obliged to hold harmless from and to indemnify each Bank and the Paying Agent on demand in respect of all losses, obligations, damage, costs and expenses (including loss of profit) under or arising out of this Agreement which are suffered by a Bank or the Paying Agent as result of:

       (i) the occurrence of circumstances which entitle the Banks to terminate this Agreement or breach by AMD Saxonia of its obligations under this Agreement;

       (ii) the failure to draw down funds under the Facilities following a Drawdown Notice;

       (iii) any amounts prepaid otherwise than in accordance with the terms of this Agreement (in particular also pursuant to ss. 10 and ss. 11).

12.2 The obligation to hold harmless and indemnify includes also all costs and expenses which a Bank incurs as result of the redeployment of funds which are obtained for the purposes of refinancing its commitment under the Facilities as well as all interest, fees and costs which arise as a result of the funding of the amounts not drawn.

12.3 The Paying Agent will maintain books of account in accordance with customary banking practice which will at all relevant times record the amounts owed by AMD Saxonia pursuant to this Agreement. In the event of disputes or other questions in connection with this Agreement, the contents of the Paying Agent's books of account as they relate to the obligations of AMD Saxonia pursuant to this Agreement and the amount thereof shall be conclusive, save in the case of manifest error. AMD Saxonia's ability to prove any error in the contents of such books of account shall remain unaffected.

                                     ss. 13
                          No Deductions or Withholdings

13.1 All sums payable by AMD Saxonia under this Agreement shall be paid in full without set off or withholding in respect of tax or other deductions. The right to set off or the enforcement of any rights of retention or other claims is hereby excluded. To the extent that AMD Saxonia or a third party is obliged by law to make deductions or withholdings or to retain money for tax or other reasons, AMD Saxonia shall be obliged to make a payment of the difference together with the relevant amount in such additional amount as will ensure that the relevant Bank or the Paying Agent (as applicable) receives the full amount which would otherwise have been received by it if the relevant deduction or withholding had not been made. AMD Saxonia shall be obliged to furnish the Paying Agent, with a copy to the Agent, immediately with copies of all the relevant documents confirming that the amount deducted or withheld has been paid to the relevant tax or other authority in the full amount.

13.2 If AMD Saxonia becomes aware that deductions or withholdings within the meaning of 13.1 are required, AMD Saxonia shall notify the Paying Agent, with a copy to the Agent, immediately giving details and information relating to the relevant regulations.

13.3 If any Bank receives the benefit of a tax credit or a relief or remission of tax resulting from the receipt of any additional amount under ss. 13.1 such Bank shall promptly reimburse to AMD Saxonia such part of that benefit as will leave such Bank after such payment in no more and no less favourable a position than would have applied if no such benefit or relief had been received. The relevant Bank shall be obliged to take all reasonable steps to claim such credit, relief or remission from or against its tax liabilities even if this results in an obligation to make a reimbursement to AMD Saxonia. The Banks shall not, however, be obliged to permit AMD Saxonia to inspect its books in connection with the obligation referred to above nor to take any particular steps in relation to their tax affairs.

13.4 No additional amount will be payable to a Bank under ss. 13.1 to the extent that such additional amount becomes payable as a result only of a change in the Lending Office of the relevant Bank, unless (i) such change is requested by AMD Saxonia, or (ii) under the relevant laws, regulations, treaties or rules in effect at the time of the change in Lending Office, such additional amount would not have been payable.

13.5 If AMD Saxonia is obliged to pay an additional amount under ss. 13.1, AMD Saxonia may prepay in whole (but not in part) (without prejudice to ss. 12.1) the amount made available to it under this Agreement by the affected Bank, on AMD Saxonia giving not less than five Banking Days' prior written notice to the Paying Agent (with a copy to the Agent) and the affected Bank, provided that such notice is given within thirty (30) days of AMD Saxonia becoming aware that it would be obliged to pay such amount; prepayments under this ss. 13.5 shall not be permitted after the expiry of such period. The liability of such Bank to make any further advances available to AMD Saxonia shall be cancelled on the giving of such notice.

                                     ss. 14
                                Continuity Clause

European Economic and Monetary Union anticipates the introduction of a single currency and the substitution of the national currencies of Member States participating in such Monetary Union. On the date on which the Deutsche Mark is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in such Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with such Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify, or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Agreement shall continue in full force and effect in accordance with its terms; in particular, interest rates which have been set for an interest period shall remain unchanged for such interest period, subject to any mandatory provisions.

                                     ss. 15

                         Representations and Warranties

15.1     AMD Saxonia represents and warrants to the Banks as follows:

15.1.1 AMD Saxonia is a duly organised and existing Limited Partnership; each of AMD Holding and AMD Admin is a duly organised and existing limited liability company (Gesellschaft mit beschankter Haftung) under the laws of the Federal Republic of Germany. AMD Saxony LLC is a duly organised and existing limited liability company under the laws of the State of Delaware, United States of America;

15.1.2 each AMD Company has taken all necessary steps and obtained all necessary consents to enter into legally binding obligations pursuant to the Operative Documents and the Security Documents and to exercise its respective rights thereunder;

15.1.3 the certified Commercial Registry extracts furnished to the Agent and the notarially certified articles of association of AMD Saxonia, AMD Admin and AMD Holding, and a copy of the Certificate of Formation of AMD Saxony LLC, certified by the Secretary of State of the State of Delaware, the Conversion Documents and the other documents to be furnished pursuant to ss. 16.5 reflect in all respects the actual position existing on the date furnished to the Agent;

15.1.4 the execution of the Operative Documents by each of the AMD Companies and the compliance by each of them of their obligations thereunder and the exercise by each of them of their rights thereunder:

         (i) do not violate any provision of applicable law, any judgment or any requirements or any approvals of any authority or the like or contractual obligations applicable to them or any other obligations;

         (ii) will not result in the termination or acceleration of any of their other respective obligations;

         (iii) will not result in an obligation of any of them to create or grant any security in favor of any third party, save as contemplated in the Security Documents or in this Agreement.

15.1.5 All Operative Documents entered into by the AMD Companies constitute the legally valid and binding obligations of AMD Saxonia, AMD Holding, AMD Saxony LLC, AMD Admin, and/or AMD Inc., respectively, enforceable in accordance with their terms, subject, however, to the Opinion Reservations. For this purpose, "Opinion Reservations" means limitations on the enforceability of legal documents which are subject to German law or the law of the United States of America or one of its states to the extent that in respect of these circumstances qualifications are expressly made in the legal opinions which were furnished to the Agent pursuant to ss. 5.1.11 and which were approved by the Agent or in the legal opinions delivered to and accepted by the Agent under and pursuant to one of the Amendment Agreements to the Loan Agreement dated 6 February, 1998, 29 June, 1999, 20 February, 2001 and 3 June 2002. The granting of the security pursuant to ss. 8.1.1 to ss. 8.1.28 (inclusive) will be effective to grant to the Security Agent and / or the Banks a first priority security interest in each case, subject to retentions of title permitted in accordance with this Agreement. At the date of entering into this Agreement, AMD Saxonia does not own any real property, save for the real property referred to in ss. 8.1.6;

15.1.6 The audited consolidated financial statements of AMD Holding and the audited financial statements of AMD Saxonia each as at 31 December 1996 which have been furnished to the Agent, together with the relevant cash flow statements as at such date were, and the financial statements to be delivered pursuant to ss. 16.2.1 will be, prepared in accordance with generally accepted accounting principles consistently applied; in accordance with these principles they fairly represent, and, in the case of the financial statements to be delivered pursuant to ss. 16.2.1, will fairly represent, the consolidated financial position of AMD Holding and AMD Saxonia respectively without qualification and make provision for all material indebtedness and other liabilities, actual or contingent, of AMD Holding and AMD Saxonia save to the extent set out in Schedule 15. Since their respective dates of organisation, there has been no material adverse change in the business or financial position of AMD Saxonia, AMD Admin, (prior to a Substitution) AMD Saxony LLC and AMD Holding;

15.1.7 The audited financial statements of AMD Saxonia to be delivered in accordance with ss. 5.1.8 (iii) and ss. 16.2.2 were prepared in accordance with generally accepted accounting principles consistently applied. They are in accordance with those principles, true and accurate in all material respects and fairly represent the financial position of AMD Saxonia without qualification; in particular, provision has been made for all material indebtedness and all other liabilities, actual or contingent. Since the date of the latest audited accounts there has been no material adverse change in the business or financial position of AMD Saxonia;

15.1.8 There are no actions, suits, proceedings, claims or disputes or administrative proceedings pending or threatened against AMD Saxonia, AMD Saxony LLC (prior to a Substitution), AMD Admin or AMD Holding or the assets or other sources of income of AMD Saxonia, AMD Saxony LLC (prior to a Substitution), AMD Admin or AMD Holding which if an unfavourable outcome was reasonably probable, could reasonably be expected to have a material adverse effect on the financial position of AMD Saxonia, AMD Saxony LLC (prior to a Substitution), AMD Admin or AMD Holding;

15.1.9 To the best of its knowledge and belief, no Event of Default in relation to any of the Operative Documents exists on the Conversion Effective Date;

15.1.10 None of AMD Holding, AMD Saxony LLC (prior to a Substitution), AMD Admin or AMD Saxonia is insolvent or incapable of paying its debts as they fall due; none is in liquidation and no steps have been commenced for the dissolution of any of them;

15.1.11 100% of the capital partnership interests (Kapitalanteile) in AMD Saxonia are held by AMD Admin (as to Euro 250), AMD Holding (as to at least 99.99% (rounded to two decimal points) and AMD Saxony LLC (prior to a Substitution) (as to Euro 250 prior to its re-transfer of a fractional interest pursuant to the Conversion Documents, and as to 0% following such re-transfer), each of which holds no investment in any other person (except that AMD Admin is a wholly-owned subsidiary of AMD Holding). AMD Holding and AMD Saxony LLC are, in turn, wholly-owned subsidiaries of AMD Inc.;

15.1.12 The ordinary share capital of AMD Holding has been paid up in full and that of AMD Saxonia (prior to the Conversion Effective Date) has been paid up in accordance with the provisions of the Sponsors' Support Agreement; there have been no repayments of capital. AMD Saxonia has no equity participations in other companies;

15.1.13 AMD Holding, AMD Saxony LLC, AMD Admin or AMD Saxonia are"Unrestricted Subsidiaries" and not "Restricted Subsidiaries" within the meaning of the Loan and Security Agreement of July 13, 1999, as amended, between, inter alia, AMD Inc. and the Bank of America National Trust and Savings Association, as agent;

15.1.14 The assets and rights of AMD Saxonia, AMD Saxony LLC, AMD Admin and AMD Holding are not subject to encumbrances nor has any security been granted in favor of third parties in respect thereof save in respect of customary retention of title in favor of suppliers agreed in the ordinary course of business. No agreements with respect to extended or prolonged retention of title nor current account or group retention of title agreements have been concluded with material suppliers;

15.1.15 The operation and assets of AMD Holding, AMD Saxony LLC, AMD Admin and AMD Saxonia are fully insured against all risks customarily insured against by similar businesses and on similar terms. All insurances have been entered into with first class reputable insurance companies which are not affiliates of AMD Inc. The insurances in force from time to time in accordance with the progress of the Project will at a minimum satisfy the requirements set out in ss. 17.8 and Schedule 22;

15.1.16 AMD Saxonia, AMD Saxony LLC, AMD Admin and AMD Holding have submitted all necessary tax filings within a reasonable time of the relevant due date and in any event before penalties attach thereto. None of AMD Saxonia, AMD Saxony LLC, AMD Admin or AMD Holding is in default in relation to the payment of any tax claims or any other public law claims, other than those referred to in ss. 15.1.17, which are due except for these which are being contested in good faith by appropriate proceedings and for which proper provision has been made in accordance with German generally accepted accounting principles or US GAAP (as applicable). There is no proposed tax assessment against AMD Saxonia, AMD Saxony LLC, AMD Admin or AMD Holding which would, if made, have a material adverse effect on the financial position of AMD Holding, AMD Saxony LLC, AMD Admin or AMD Saxonia, respectively;

15.1.17 All governmental or public law approvals, consents and measures (including those from the European Union) necessary for the proper implementation of the Project and the compliance by AMD Saxonia, AMD Saxony LLC, AMD Admin and AMD Holding of their obligations pursuant to the Operative Documents including in particular all such approvals, consents and measures necessary to ensure the legally binding nature of all governmental subsidies and grants in connection with the Project have been obtained, save for those set out in Part B to
          Schedule 20 and there are no grounds to believe that they could be revoked or cancelled or made subject to material restrictions;

15.1.18 All governmental or public law approvals, consents and measures set out in Part A of Schedule 20 have been obtained or taken and there is no reason to believe that (i) the same would be revoked, cancelled, limited or made subject to conditions of a material adverse nature nor that (ii) the governmental approvals consents and measures set out in Part B of Schedule 20 will not ultimately be available on a timely basis;

15.1.19 The business of each of AMD Saxonia, AMD Saxony LLC, AMD Admin and AMD Holding is not subject to any unusual limitations of a material nature which might affect compliance by them of their obligations pursuant to the Operative Documents;

15.1.20 Neither AMD Saxonia nor AMD Holding has engaged in any business or operation or incurred liabilities save in connection with their incorporation, the Project and the Operative Documents. Neither AMD Saxony LLC nor AMD Admin has engaged in any business or operation or incurred any liabilities save in connection with their incorporation, the Conversion Documents and the Operative Documents to which they are a party;

15.1.21 The factual information furnished by AMD Saxonia, AMD Saxony LLC, AMD Admin or AMD Holding to the Agent or to the Banks in connection with any of the Operative Documents or the subject matter thereof (including the Information Memorandum dated September 1996) is true and accurate in all material respects and have not become misleading as a result of the omission of any material fact. All assumptions, estimates and projections contained therein have been made with due care and attention; and

15.1.22 AMD Saxonia has not entered into any Material Equipment Supply Contracts or Material Service Contracts other than those notified to the Agent in writing, together with copies of the relevant contract or orders.

15.2 The above representations and warranties (with the exception of the representation in ss. 15.1.4) shall be deemed repeated in full on the date of each Drawdown Notice, on the completion of each Project Phase pursuant to the Project Schedule, the Conversion Effective Date, and each submission of AMD Saxonia's annual financial statements by reference to the facts and circumstances then existing.

                                     ss. 16
                     Reporting and Information Requirements

16.1 AMD Saxonia will as soon as possible and in any event within five Banking Days after becoming aware thereof inform the Agent of the occurrence of an Event of Default within the meaning of ss. 21 or any other Event of Default which in the reasonable opinion of an experienced third party would affect the legal or risk position of the Banks under this Agreement in a manner which is more than immaterial by notice in writing setting out the relevant circumstances and describing the measures within its powers which AMD Saxonia proposes to take in relation thereto.

16.2 AMD Saxonia undertakes to keep the Agent regularly informed of its financial affairs during the term of the Facilities. In particular, it is agreed as follows:

16.2.1 AMD Saxonia will as soon as possible and in any event within sixty (60) days of the end of each quarter of each financial year or, in the case of the last quarter of a financial year, within ninety (90) days of such quarter, furnish the Agent with (i) quarterly financial statements (balance sheet and profit and loss statement as well as a cash flow statement) for the relevant quarter and the period of the four preceding financial quarters including a comparative statement for the four financial quarters preceding such period together with (ii) a certificate of compliance in respect of the financial covenants as set out in Schedule 18, in each case in a form reasonably satisfactory to the Agent. The quarterly financial statements to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles applicable in Germany as consistently applied.

16.2.2  AMD Saxonia will as soon as possible and at the latest within ninety
        (90) days after the end of each financial year furnish to the Agent audited financial statements prepared by the Auditor confirming that the financial statements are unqualified and including notes to the statements and a management report, together with an audited cash flow statement including comparative figures for the preceding financial year and an updated Management Plan. At the same time, AMD Saxonia will furnish the Agent with confirmation of the Auditor that the quarterly financial statements furnished at the end of a financial quarter correspond with the audited annual financial statements and AMD Saxonia's books of account (including a reconciliation statement) and whether the financial covenants set out in Schedule 17 have been properly calculated and have been complied with in the relevant financial year, together with a confirmation in accordance with ss. 15.2.

16.2.3 AMD Saxonia will furnish to the Agent, simultaneously with the annual financial statements and other documents pursuant to ss. 16.2.1 and ss.
        16.2.2 written confirmation that as at the end of the relevant balance sheet date no Event of Default within the meaning of ss. 21.2 has occurred or, alternatively, which events have lead to such an Event of Default during the relevant balance sheet period. If such Event of Default has occurred, written notice thereof in accordance with ss. 16.1 shall be given to the Agent, together with written confirmation that, except as stated therein, to AMD Saxonia's knowledge no other Events of Default have occurred.

16.2.4 AMD Saxonia will furnish to the Agent immediately after receipt all reports and similar documents prepared by the auditors or other independent firms of accountants and which relate to audits undertaken as of the end of a financial year or any interim audits.

16.2.5  [left intentionally blank]

16.2.6  AMD Saxonia will furnish to the Agent the following:

        (i) within thirty (30) days after the end of each calendar quarter a status report in the form set out in Schedule 8, as amended;

        (ii) within sixty (60) days of the end of each quarter of each financial year, or in the case of the last quarter of a financial year within ninety (90) day of such quarter and within ninety (90) days after the end of each Project Phase a Statement as to the Use and Source of Funds and compliance with the reimbursement obligations of the AMD Saxonia Wafer Purchase Agreement in accordance with Schedule 16, as amended, signed by the Auditor; and

        (iii) at the latest by 28 February 2002, a status report as of 31 December 2001 relating to the Project prepared by the Technical Advisor updating (and in form similar to) the Technical Appraisal of the Technical Advisor dated 5 October 2000.

16.3 AMD Saxonia will inform the Agent promptly in writing in the event that production in the Fabrication Facility or research activity in the Design Center is not undertaken at any time after first commercial shipment of Products (as defined in the AMD Saxonia Wafer Purchase Agreement) for a period of more than five (5) successive days or if legal administrative or arbitration proceedings are instituted or threatened against AMD Saxonia, AMD Saxony LLC, AMD Admin or AMD Holding which may have a material adverse affect on the assets or ability of AMD Saxonia, AMD Saxony LLC, AMD Admin or AMD Holding to comply with their respective obligations under the Operative Documents.

16.4 AMD Saxonia will inform and keep the Agent informed in a reasonable manner of all circumstances relating to the operations of AMD Saxonia, AMD Saxony LLC, and AMD Admin and their respective other activities as well as its economic situation to the extent required by the Agent or any Bank or to the extent the same may have a material adverse effect on the financial position of AMD Saxonia, AMD Saxony LLC or AMD Admin or the viability of the Project. This obligation also applies to circumstances affecting any affiliate of AMD Saxonia and which may materially adversely affect the operations or other activities or economic position of AMD Saxonia, AMD Saxony LLC or AMD Admin or the assets which are the subject matter of the Security Documents.

16.5 On any change to the Commercial or Land Registry extracts or the Conversion Documents furnished to the Agent, AMD Saxonia will promptly inform the Agent of the relevant event by providing copies of the documents to be filed with the Commercial or Land Registry or Secretary of State of the State of Delaware and, following filing, AMD Saxonia will provide the Agent with certified copies of the new extracts.

                                     ss. 17
                                    Covenants

17.1    [left intentionally blank]

17.2 AMD Saxonia will comply in all material respects with all relevant laws and other regulations and administrative directives applicable to it and will on a timely basis comply with all reasonable requirements of the fiscal authorities.

17.3 AMD Saxonia will at all times promptly enforce to the full extent reasonable all its rights under the Operative Documents and at the Agent's request will take all reasonable steps to so do. AMD Saxonia hereby irrevocably appoints the Agent to take all measures and to enter into all undertakings which the Agent regards as necessary following the occurrence of an event which entitles the Banks to terminate this Agreement.

17.4    AMD Saxonia undertakes to complete the Project in accordance with:

        (i) the timetable contained in the Project Schedule (save that the completion date of any Project Phase (other than last) may be deferred for up to six (6) months in aggregate for all such deferrals) provided that Completion shall be no later than 31 December 2000; and

        (ii)    the Plans and Specifications.

17.5 AMD Saxonia will on a timely basis and to the full extent comply with its obligations pursuant to the Operative Documents and particular, take all steps to enable AMD Inc. and/or AMD Holding and/or AMD Saxony LLC and/or AMD Admin to comply with its respective obligations under the Sponsors' Support Agreement, in particular in connection with the increase of AMD Saxonia's capital (Haftsummen and Pflichteinlagen) as well as the contribution of other capital by the Sponsors. If AMD Saxonia intends not to comply with its obligations pursuant to the Operative Documents it will immediately inform the Agent thereof in writing.

17.6 AMD Saxonia will permit the Agent, the Banks' Auditor and the Technical Advisor as well as all other advisors of the Agent who are bound by a professional duty of confidence at all reasonable times to inspect its properties and to examine the financial and other records of AMD Saxonia and to discuss the affairs of AMD Saxonia, AMD Saxony LLC, AMD Admin and AMD Holding to the extent relevant to this Agreement and the risk position of the Banks hereunder with the management and competent employees. AMD Saxonia will provide unrestricted access to its relevant records and those of AMD Holding, AMD Saxony LLC and AMD Admin and make available a reasonable number of copies thereof at reasonable request. All such inspections and examinations shall be performed in such manner as not to unreasonably disrupt AMD Saxonia's normal business operations and its manufacture of the products described in the preamble to this Agreement.

17.7 AMD Saxonia will at all times maintain proper books of account and prepare its records in accordance with general accepted book keeping and accounting principles in Germany as consistently applied. The balance sheet assumptions will be applied consistently by reference to generally accepted valuation principles.

17.8 AMD Saxonia will at all times maintain insurance which in type (all buildings, machines, other equipment, stock, business interruption, third party liability and the like), scope and amount is at least equal to the insurance cover of a comparable business and which, in addition, satisfies the requirements of the Operative Documents. In particular, AMD Saxonia undertakes to maintain the insurances referred to in
        Schedule 22 in the scope and on the terms and conditions therein referred to, save that AMD Saxonia shall be under no obligation to maintain insurance with respect to the risk of earthquake and floods, provided that it shall have first furnished to the Agent confirmation with respect thereto in writing from a third party (acceptable to the Agent) in form and substance satisfactory to the Banks and the Guarantors. The persons referred to in Schedule 22 shall be named in all contracts of insurance as an additional insured and the Security Agent as "loss payee" in accordance with Schedule 22. At the end of each financial year, AMD Saxonia will furnish to the Agent a complete list of the above insurances for the next succeeding financial year giving the details referred to in Schedule 22 together with confirmation from its insurance brokers and the Insurance Advisor that AMD's insurance cover complies with the said requirements.

17.9 AMD Saxonia will construct the Plant and the Design Center in such a way as will ensure that the Plans and Specifications are complied with.

17.10 AMD Saxonia will at all times ensure that it has obtained and/or taken and will maintain and/or take on a timely basis all necessary governmental approvals, permits and measures required for performance by it of its obligations under the Operative Documents to which it is party.

17.11 AMD Saxonia will make payment of all fees and other amounts due in connection with the 65/35 Guaranty promptly. The Guarantors through their authorized representatives, C&L Deutsche Revision AG, Dusseldorf, are entitled to payment of one-off and regular fees together with commitment fees and processing fees in connection with the 65/35 Guaranty in accordance with the following provisions (as a genuine contract for the direct benefit of third parties):

        (i) AMD Saxonia shall after acceptance, and for the duration, of the 65/35 Guaranty pay the following guaranty fees:

                           on the issue of the guaranty commitment, 0.25% of the maximum guaranty amount in relation to the guaranteed indebtedness, whereby the calculation of the fee will be determined in accordance with the drawdowns (in accordance with Section 5 of the Guaranty Decision) so that the fee due on the issue of the documents relating the Guaranty Decision are calculated only by reference to the first drawdown and the first fees due in respect of the following drawdowns are due when suchdrawdowns are included in the terms of the Guaranty and/or in the case of special guaranty issues on the issue of the Guaranty.

                        following the issue of the guaranty, on 1 April and 1 October of each year in respect of each half year commencing on such dates, 0.25% of the Guaranty amount outstanding at such times (the maximum amount referred to in the Guaranty in respect of the guaranteed indebtedness less payments of principal).

       (ii) AMD Saxonia undertakes to pay the following amounts to the Guarantors, in the event that the Guarantors shall so request:

                        on any extension of the guaranty commitment, a commitment fee up to an amount of 0.25% of the extended guaranty commitment,

                        in the event of material amendments to a guaranty which has been approved but not yet issued, a processing fee in an amount of up to DM 25,000;

       (iii) the processing fee for material amendments to an approved but unissued guaranty is payable to C&L Deutsche Revision AG, Dusseldorf to its Account No. 31 308 12, Westdeutsche Landesbank Girozentrale, Dusseldorf. Other current fees together with the commitment fee are payable to C&L Treuarbeit Deutsche Revision AG, Dusseldorf to their trust account "Bundesminister der Finanzen" Account No. 30 151 12 at Westdeutsche Landesbank Girozentrale, Dusseldorf quoting the reference number of the guaranty.

17.12 AMD Saxonia undertakes to comply with and to fulfill all covenants and other ancillary requirements applicable to it in connection with the grant of the subsidies. This obligation applies in particular to covenants and ancillary requirements which are dealt with in the SAB/ Dresdner Subsidy Agreement and the AMD/Dresdner Subsidy Agreement together with the schedules to these documents. AMD Saxonia also undertakes to ensure that AMD Companies undertake all steps applicable to them under the covenants and other ancillary requirements in connection with the subsidies. AMD Saxonia undertakes furthermore to ensure that all obligations undertaken by it in connection with the granting of other state aid (in particular investment allowances) are fulfilled.

17.13 AMD Saxonia undertakes to enter into the Equipment Supply Contracts and Service Supply Contracts in accordance with the timetable set out in the Project Schedule and to ensure that equipment or goods delivered pursuant thereto are subject to retention of title only to the extent customary and in the ordinary course of business. AMD Saxonia will use its best endeavors to ensure that retention of title arrangements are not entered into with material suppliers and in any event that no current account, group or extended or prolonged retention of title agreements are entered into. The Equipment Supply Contracts entered into by AMD Saxonia shall not in the aggregate require the making of advance payments by AMD Saxonia in excess of an aggregate amount of DM 20,000,000.

17.14 AMD Saxonia undertakes to hedge at least 50% of all variable interest rate advances with interest rate caps with the Agent or other Banks and to inform the Paying Agent thereof. Any advances for which AMD Saxonia has elected a fixed interest rate pursuant to ss. 6.3 shall be deemed hedged for the purposes of this ss. 17.14. All rights arising out of contracts entered into by AMD Saxonia to hedge interest rate shall be assigned to the Security Agent in accordance with the Global Assignment in the form set out in Schedule 47; to the extent an assignment is not possible, the Banks shall be granted other appropriate security rights.

17.15 AMD Saxonia undertakes that, until satisfaction in full of all claims of the Banks under this Agreement, it will not, without the consent of the Agent and, in the case of (ii), (v), (ix) and (x) without the consent of the Guarantors:

       (i) grant in favor of third parties any security as security for its own obligations or those of a third party save as contemplated or permitted by the Operative Documents and save for customary retention of title rights in favor of suppliers permitted pursuant to ss. 17.13. AMD Saxonia's right to further encumber real property already subject to land charges in favor of the Banks shall remain unaffected (ss. 1136 BGB);

       (ii) incur indebtedness for borrowed money or incur liabilities save for such liabilities contemplated in the Operative Documents and liabilities in the ordinary course of business;

       (iii) save in respect of the lease agreement in respect of premises at Washingtonstrasse 16 A/B, 01139 Dresden, dated 7/13.08.1996 entered into with Siemens Technopark GmbH Dresden & Co. Grundstucksverwaltung OHG or any extension thereof, incur any other obligations as lessee, save to the extent that such obligations arise under agreements entered into in the ordinary course of business in connection with the operation of the Fabrication Facility and of the Design Center and do not exceed in aggregate more than DM 50,000,000;

       (iv) establish any subsidiaries or acquire interests in any other undertakings or enter into any merger agreements;

       (v) dispose of any assets or rights and/or remove such assets from the location of the Fabrication Facility and the Design Center save to the extent (a) contemplated by and permitted in the Operative Documents (b) the disposal is of assets replaced by assets of at least equal or greater cost in the ordinary course of business which are acquired within six months of the sale of the original assets (or such longer period as is reasonably necessary in the light of the market availability of the relevant asset and provided that AMD Saxonia has entered into contractually binding agreements for the replacement of the original assets within three months of the sale of such assets), or (c) the aggregate book value of which does not exceed

              DM 25,000,000 in any calendar year or (d) the disposal is of assets with an individual acquisition cost of less than DM 50,000 or of stores supplies in the ordinary course of business;

       (vi) make any loans to or deposit funds with any third party, purchase or acquire securities or other financial instruments, save to the extent the same:

              (a) are assets held in the bank accounts charged pursuant to ss. 8 or such other accounts opened with the consent of the Agent, which are charged to the Banks,

              (b)   constitute trade credit,

              (c) constitute the payment of amounts due under the AMD Saxonia Wafer Purchase Agreement in respect of deliveries thereunder, or

              (d) are bona fide employee loans which are in aggregate not in excess of DM 5,000,000,

              (e) relate to the payment of amounts in respect of AMD Saxonia's stated capital which shall be transferred promptly to a Project Account pursuant to ss. 19, or

              (f) are (for the avoidance of doubt) employee salary funds withheld by AMD Saxonia for employees to acquire stock of AMD Inc. in connection with an employee stock purchase plan;

       (vii) make any payments (i) in connection with profits (Gewinnanspruch), including but not limited to, any and all rights and claims arising in connection with the capital accounts (Kapitalkonten), loan accounts (Darlehenskonten), and the private accounts (Privatkonten) of any partner (Gesellschafter), (ii) in connection with claims for distribution-quota (Auseinandersetzungsanspruche), including but not limited to, any compensation in case of termination (Auflosung), in particular claims for liquidation proceeds (Liquidationserlos) and the withdrawal (Ausscheiden) of a partner; (iii) in connection with a repayment of capital in the case of a capital reduction (Herabsetzung der Einlage oder der Pflichteinlage), repayment of capital (Ruckzahlung von Einlagen) or (iv) in connection with any other pecuniary claims (geldwerte Forderungen) to AMD Holding, AMD Saxony LLC or AMD Admin or (v) to make any other payment to AMD Inc. or to any affiliate of AMD Inc., save to the extent such payments are permitted pursuant to
              Section 3 of the Sponsors' Subordination Agreement, in the form set out in Schedule 30 or Section 6.3 of the Sponsors' Support Agreement;

       (viii) make payments pursuant to the Operative Documents (and, in particular, not to make any repayment of interest or principal on the Sponsors' Loans and the Revolving Loans) save in accordance with the terms of such Operative Documents;

       (ix) undertake only business compatible with the purpose set out in the first paragraph of the preamble to this Agreement;

       (x) incur any expenditure (including Capital Expenditure) which is not of the type contemplated in the Operative Documents and which is not incurred in the ordinary course of business;

       (xi)   terminate or amend any of the Operative Documents, save for

              (a) Equipment Supply Contracts which are not Material Equipment Supply Contracts;

              (b)   Service Contracts which are not Material Service Contracts;

              (c) amendments to the agreement set out in Schedule 39 (Design/Build Agreement), the Material Equipment Supply Contracts, the Material Service Contracts and the Plans and Specifications which adversely affect the value of the Project, the Fabrication Plant and the Design Center or their purpose, or the production capacity or other characteristics required or agreed in the AMD Saxonia Wafer Purchase Agreement in a manner which is immaterial only and which are in accordance with the Project Budget and the Project Schedule are however permitted without the consent of the Banks;

              (d) the Project Budget and the Project Schedule which may be amended in accordance with the provisions of ss. 18.

       (xii) agree to any changes to the AMD Saxonia Partnership Agreement, in particular changes of its fiscal year, or grant any general powers of attorney with respect to the business of AMD Saxonia, except as otherwise permitted in the Operative Documents;

       (xiii) enter into any agreement compliance with which would be contrary to any of the obligations of AMD Saxonia pursuant to the Operative Documents;

       (xiv)  [left intentionally blank]

       (xv) at any time during the currency of this Agreement manufacture in any quarter microchip silicon wafers containing microprocessors other than general purpose microprocessors and related products in such number as would, prior to Completion, be in excess of 25% or after Completion, be in excess of 35% of all wafers produced by AMD Saxonia during the relevant quarter.

17.16 AMD Saxonia undertakes until the satisfaction in full of all claims of the Banks under this Agreement to ensure that the financial covenants set out in Schedule 17 are complied with at all times and/or to the extent AMD Saxonia has no direct influence on compliance with such financial covenants, to use its best endeavors to ensure that they are so complied with.

17.17 AMD Saxonia undertakes to keep and maintain its fixed and current assets exclusively within the area of the Plant and Design Center shown in Schedules 44 and 45.

17.18    [left intentionally blank]

17.19 AMD Saxonia undertakes, as a genuine contract for the direct benefit of third parties, to permit an examination at any time by the Guarantor or an authorized representative of the Guarantor as to whether there is any possibility of a claim being made pursuant to the 65/35 Guaranty or as to whether circumstances exist or have existed which would make such a claim possible. AMD Saxonia furthermore undertakes (as a genuine contract for the direct benefit of third parties) to provide to the Guarantors all information requested by them in connection with the 65/35 Guaranty. AMD Saxonia is aware that the examination and information rights referred to above exist also in favor of the Banks, however, only to the extent such documentation relates to the guaranteed Facilities. AMD Saxonia hereby relieves and discharges the Banks from their duty of confidentiality as against the Guarantors and their authorized representatives, to the extent that the aforesaid rights in favor of the Banks are exercised. AMD Saxonia undertakes, as a genuine contract for the direct benefit of third parties, to bear the costs of all examinations by the Guarantors referred to above.

17.20    [left intentionally blank]

17.21 AMD Saxonia undertakes not to enter into any confidentiality and non-competition undertakings with its employees, officers or contracting parties other than in the form agreed with the Agent prior to entering into this Agreement or save as may be otherwise agreed with the Agent.

17.22 AMD Saxonia will at the request of the Agent use its best endeavors to obtain from any contracting parties a Consent and Agreement, to the extent that such Consent and Agreement is not required to have been already obtained, for contracts required to be assigned to the Banks in accordance with this Agreement or the Security Documents, in the form set out in Part II of Schedule 40 or such other form as shall have been consented to by the Agent, if the Agent deems the same to be necessary to ensure the unrestricted continuation of the Project in the event of enforcement of its security and AMD Saxonia does not demonstrate the contrary and will make an offer to the Agent enabling it to assume the contract in accordance with the provisions of ss. 3 of the Security Document referred to in Schedule 49.

17.23 AMD Saxonia will make borrowings under the Revolving Loan Facility Agreement (in accordance with the terms thereof):

         (i) as and to the extent necessary to comply at all times after 1 July 2001 with the Minimum Liquidity Covenant (taking into account cash then on deposit in the Project Accounts and Cash Equivalent Investments (under and as defined in Schedule 23) then held); and

         (ii) as and to the extent and at the times necessary such that AMD Saxonia shall have sufficient funds to finance its general corporate funding requirements, taking into account amounts then available for drawing under Facility A hereunder and other amounts then available to it, including without limitation amounts theretofore paid to AMD Saxonia under the AMD Saxonia Wafer Purchase Agreement.

         AMD Saxonia undertakes not to reduce or agree to reduce the Total Revolving Loan Commitment Amount to less than US$750,000,000 (seven hundred and fifty million US Dollars) without the consent of the Agent.

                                     ss. 18
                        Project Budget; Project Schedule

18.1 Prior to Completion, the Project will be implemented pursuant to the Project Budget and the Project Schedule.

18.2 Within fourteen (14) days after the end of each Project Phase described in the Project Schedule, AMD Saxonia will furnish to the Agent the Scheduled Project Phase Technical Completion Certificates signed by the AMD Companies and the Technical Advisor in accordance with Schedules 9 and 10 together with a confirmation pursuant to ss. 15.2. At the same time, AMD Saxonia will furnish an updated Management Plan approved by the Sponsors setting out all projected future Capital Expenditure in connection with the Project. Prior to Completion, AMD Saxonia will consult and agree with the Agent on a timely basis any amendments or variations to the Project Budget or the Project Schedule which it regards as necessary. Project Budgets and Project Schedules amended with the consent of the Agent, who may consult with the Technical Advisor, the Auditor and the Banks' Auditors with regard thereto, shall be regarded as Project Budgets and Project Schedules within the meaning of this Agreement.

                                     ss. 19
                                Project Accounts

19.1     AMD Saxonia undertakes to ensure that - without prejudice to ss. 17.15
         (vi) (e) - all payments under the Operative Documents or otherwise in connection with the Project which are made to it or to be paid by it are effected only through one or more of the accounts maintained with the Security Agent (such accounts herein referred to as "Project Accounts").

19.2 Amounts standing to the credit of the Project Accounts may be used only in the ordinary course of business of AMD Saxonia (including for the purpose of financing Capital Expenditure), for the settlement of financing costs and for the repayment of the Facilities, the payment of interest and the repayment of principal under the Revolving Loan Facility Agreement (to the extent permitted under the Sponsors' Subordination Agreement set out in Schedule 30, as amended).

19.3 Cash standing to the credit of the Project Accounts may be invested in the securities and assets set out in Schedule 23 which shall be maintained in a custody account maintained solely with the Security Agent forming part of a Project Account or in other custody accounts opened with the consent of the Agent and charged to the Banks.

19.4     [left intentionally blank].

19.5 The Banks shall be entitled to set off any claims due against AMD Saxonia against the amount standing to the credit of any of the Project Accounts; it shall be sufficient for this purpose for the Agent to issue a declaration of set off.

19.6 All credits securities and assets standing to the credit of the Project Accounts shall be charged in favor of the Banks as security for their claims under this Agreement pursuant to ss. 8.

                                     ss. 20
                              Consent of the Banks

20.1 In all cases in which AMD Saxonia requires the consent of the Agent, the Security Agent or the Banks pursuant to the provisions of this Agreement, the Agent, the Security Agent and/or the Banks shall be entitled to withhold their consent only if the legal or risk exposure of the Banks would otherwise be affected in a manner which is material. In this regard circumstances shall be regarded as material which relate, in particular, to:

         (i) the interests of the Banks in receiving payments under this Agreement and the other Operative Documents in a timely and complete manner or which would affect their ability to realize sufficient proceeds from the realization of security;

         (ii) the shareholding or capital structure of AMD Inc., AMD Holding, AMD Admin, AMD Saxony LLC and AMD Saxonia, except in connection with the Substitution (if any);

         (iii) the obligations of the Sponsors, AMD Saxony LLC and AMD Admin pursuant to the Sponsors' Support Agreement;

         (iv) the viability of the Project by reference, in particular, to the obligations of AMD Inc. under the AMD Holding Wafer Purchase Agreement and the AMD Holding Research, Design and Development Agreement in the form set out in Schedule 34 or AMD Holding under the AMD Saxonia Wafer Purchase Agreement and the AMD Saxonia Research, Design and Development Agreement in the form set out in
               Schedule 36; or

         (v) the compliance in full or the ability to comply with the conditions of the Guaranty Decision, the 65/35 Guaranty and the AMD/Dresdner Subsidy Agreement.

20.2 Each consent of the Banks shall be in writing. The parties agree that the consent of the Banks shall not be deemed to have been given unless expressly given in writing and that consents should be given on a timely basis taking into account the interests of AMD Saxonia and the other Banks. The Agent shall be authorized to give such consent unless such consent relates to the duties of the Paying Agent. In such case, the Paying Agent may give such consent.

                                     ss. 21
                   Termination of the Facilities by the Banks

21.1 The Banks shall be entitled to terminate the Facilities for good cause, in whole or in part, and without notice or subject to such notice as they may determine and,

         (i) to refuse to make available to AMD Saxonia advances under the Facilities and/or

         (ii) to require the immediate repayment of all outstanding advances together with accrued interest and other fees and amounts payable by AMD Saxonia pursuant to this Agreement and/or

         (iii) to require the payment of damages including any loss of profit pursuant to ss. 12 which the Banks may suffer following termination between the time of termination and the expiry of the relevant Interest Period and/or

         (iv)  to realize the security provided by or on behalf of AMD Saxonia,

21.2 There shall be good cause for termination within the meaning of the aforesaid ss. 21.1 and of ss. 19 of the General Terms and Conditions of the Agent, in particular, if any of the following events has occurred and is continuing and if in the opinion of the Banks, exercising the standard of care customary in commercial relations, the legal or risk position of the Banks is materially adversely affected thereby:

         (i) AMD Saxonia shall be in default in any payment of interest or principal under this Agreement for more than three months;

         (ii) the information provided by AMD Saxonia in respect of its financial position is incorrect or incomplete in any material respect;

         (iii) AMD Saxonia, AMD Admin or AMD Holding ceases payment of its creditors or composition, insolvency or similar proceedings are applied for in respect of all of the assets of AMD Saxonia, AMD Admin or AMD Holding or a material part of the assets of AMD Saxonia, AMD Admin or AMD Holding are subject to mandatory attachment or AMD Saxonia, AMD Admin or AMD Holding enters into negotiations with respect to any extra-judicial composition proceedings;

         (iv) AMD Saxonia, AMD Holding or AMD Inc. are in default of any payment due to the Banks pursuant to the Sponsors' Support Agreement or any other Operative Document for more than five (5) Banking Days following receipt of written notice of default;

         (v)   the Facilities are not used for the purposes set out in ss. 3;

         (vi) any representation and warranty pursuant to ss. 15 including any deemed repetition thereof, was incorrect in any material respect at the time it was given;

         (vii) any condition precedent for utilization of the Facilities pursuant to ss. 5 subsequently ceases to be complied with without the previous consent of the Banks;

         (viii) any of the obligations or covenants pursuant to ss. ss. 17 or 18 are breached, whether or not as a result of action by AMD Saxonia, and cannot be complied with or remedied or, to the extent the breach is capable of remedy, the breach is not remedied within seven (7) Banking Days after the Agent has given AMD Saxonia written notice thereof;

         (ix) AMD Holding, AMD Saxony LLC, AMD Admin or AMD Inc. does not comply with any material provision of the Sponsors' Support Agreement, the Sponsors' Loan Agreement in the form set out in
                  Schedule 29, as amended, the Revolving Loan Facility Agreement or of any other Operative Documents to which it is a party and, to the extent, the breach is capable of remedy, and, is not remedied within seven (7) Banking Days after the Agent has given written notice thereof; Articles I and III and Sections 4.1, 4.3, 6.2, 13.1 (i) (a) to (d) and (f), 13.1 (iii) and
                  (iv), 13.2, 13.3, 13.4 (i) to (viii) and (x), 13.5, 13.6 and
                  13.7 of the Sponsors' Support Agreement shall without prejudice to the generality of the foregoing be regarded as material;

         (x) if AMD Inc. undertakes a "Stock Offering" within the meaning of the Sponsors' Support Agreement in the Fiscal Year 1998 and, if permitted under the Indenture referred to in ss. 21.2
                  (xvi) of this Agreement (without utilizing any of the provisions contained in the first proviso to Section 4.07 (iv) thereof), AMD Inc. fails to contribute the full amount of the "Class C Sponsors Loans" within the meaning of the Sponsors' Support Agreement forthwith following receipt of proceeds from the "Stock Offering" referred to above; the events referred to in (ix) above shall remain unaffected;

         (xi) AMD Saxonia is in breach of any material provision of this Agreement, the Security Documents, the AMD Saxonia Research, Design and Development Agreement in the form set out in
                  Schedule 36 or the AMD Saxonia Wafer Purchase Agreement;

         (xii) any of the Operative Documents is or becomes invalid or unenforceable or its validity or enforceability is challenged by AMD Saxonia, any of the Sponsors, AMD Saxony LLC or AMD Admin, or the Power of Attorney is revoked by AMD Saxony LLC, AMD Admin or AMD Holding.

         (xiii) receivership, composition or insolvency proceedings against the assets of the contractor for the Fabrication Facility and the Design Center or against a supplier are commenced or there is a material adverse change in the financial position of such general contractor or such supplier and any such event could reasonably be expected to have a material adverse effect on the Project, unless AMD Saxonia has cured the relevant event by entering into adequate substitute arrangements satisfactory to the Agent within 45 days;

         (xiv) a material adverse change in the financial condition of AMD Saxonia, AMD Holding, AMD Saxony LLC, AMD Admin or AMD Inc., or AMD Inc. on a consolidated basis, and as result there is likely to be a material adverse effect on the Project;

         (xv) AMD Saxonia, AMD Holding, or AMD Inc. are in default with any payment obligation in favor of a third party in an aggregate amount of more than DM 15,000,000, or AMD Saxony LLC (except with regard to any payment obligation of AMD Saxonia which is a liability of AMD Saxony LLC by virtue of its general partnership interest) or AMD Admin are in default with any payment obligation in favor of a third party in an aggregate amount of more than Euro 100,000;

         (xvi) The occurrence of an "Event of Default" within the meaning of the Loan and Security Agreement of 13 July 1999, as amended, between, inter alia, AMD Inc. and Bank of America National Trust & Savings Association as "Administrative Agent".

         (xvii) any action under this Agreement requiring consent is undertaken without the necessary consent unless the refusal to grant consent is unlawful or in contravention of the terms of this Agreement;

         (xviii) the insurances to be maintained pursuant to ss. 17.8 are not maintained in full force and effect;

         (xix) any material governmental approvals, consents or permits are not granted, are revoked or are made subject to conditions or if any governmental regulations or decrees are passed relating to the Project which will prejudice the viability of the Project and which are not either set aside by adequate action of AMD Saxonia to discharge the effects of such regulations or decrees or if AMD Saxonia has not suggested a course of action reasonably satisfactory to the Agent within 30 days thereof;

         (xx) any statement made to the Banks by AMD Saxonia, AMD Holding, AMD Saxony LLC, AMD Admin or AMD Inc. in connection with the Project is inaccurate or incomplete in any material respect to the extent that such statement is of material significance for the viability of the Project or for the compliance by AMD Saxonia, AMD Holding, AMD Saxony LLC, AMD Admin or AMD Inc. with its obligations under the Operative Documents;

         (xxi) AMD Saxony LLC, AMD Admin and AMD Holding cease to be the sole partners of AMD Saxonia (except in connection with the Substitution (if any)), AMD Holding ceases to have a capital partnership interest (Kapitalanteil) of at least 99.99% (rounded to two decimal points) in AMD Saxonia, (except in connection with the Assignment and Trust Agreement), there is any change in the Euro 250 partnership interest of AMD Admin, (save in connection with the Substitution (if any)), AMD Holding or AMD Saxony LLC ceases to be a wholly-owned subsidiary of AMD Inc. or AMD Admin ceases to be a wholly-owned subsidiary of AMD Holding.

         (xxii) AMD Saxonia's ordinary share capital is not fully paid in by 31 December 1997 in an amount of at least DM 217,500,000 or subordinated shareholder loans or Revolving Loans or equity are or is, as the case may be, not made available in accordance with the Sponsors' Support Agreement and/or the Revolving Loan Facility Agreement;

         (xxiii) projections in the current Management Plan (delivered pursuant to ss. 16.2.2) show that AMD Saxonia will be unable, at any time during the period from the date of such Management Plan to 31 December, 2005, to comply with the Minimum Liquidity Covenant, after taking into account:

                  (a) the Available Revolving Loan Facility Amount; and

                  (b) other cash resources available to AMD Saxonia,

                     unless within 10 Banking Days after receipt of written notice from the Agent, AMD Inc. provides the Agent with such evidence as shall be reasonably satisfactory to the Banks in the exercise of their due discretion with respect to the ability of AMD Inc. and AMD Saxonia to fund the amount necessary to ensure compliance with the Minimum Liquidity Covenant as aforesaid.

         (xxiv) the terms or conditions of the 65/35 Guaranty or of the Guaranty Decision or the Subsidy Agreement are not complied with or breached or the 65/35 Guaranty is no longer available in full, or investment or interest grants or investments subsidies or other material state assistance is not available in the amount promised and AMD Inc. does not make available compensation pursuant to the Operative Documents, or AMD Saxonia, AMD Holding or AMD Inc. breaches the terms and conditions of other state assistance material to the Project and as a result thereof it is likely that the same will not be available in their full amount or are revoked or cancelled;

         (xxv)    [left intentionally blank]

         (xxvi) any of financial covenants set out in Schedule 17 are not complied with;

         (xxvii) the Agent becomes aware that AMD Saxonia has breached any other material contractual obligations;

         (xxviii) other circumstances occur or become known which may prejudice the ability of AMD Saxonia to repay the Facility;

         (xxix) the Agent has not received by 31 March 2000 written confirmation from the Technical Advisor to the effect that the conditions required for Completion in the

         Technical Completion Certificate (Technical Advisor) as set out in
         Schedule 10 can be satisfied prior to 31 December 2000;

         (xxx) Proceedings shall have been applied for or commenced in respect of AMD Inc. or AMD Saxony LLC:

                (a) seeking (i) to have an order for relief entered, or (ii)
                    seeking a declaration that AMD Inc. or AMD Saxony LLC is insolvent or (iii) a declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganisation, arrangement, adjustment, composition or other similar relief with respect to AMD Inc. or AMD Saxony LLC, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect; or

                (b) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for all or any substantial part of its property in a non-bankruptcy proceeding and such proceeding shall result in the entry, making or grant of any such order for appointment; and

                (c) which in either of (a) or (b) above are not dismissed within
                    60 days of the commencement of such proceedings or such appointment.

         (xxxi) AMD Inc. or AMD Saxony LLC shall: voluntarily suspend transaction of its business, cease payment of its creditors, make a general assignment for the benefit of its creditors; apply for or institute any of the proceedings described in ss.
                21.2 (xxx) hereof, or (whether or not any such proceeding have been applied for or commenced) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described in ss. 21.2 (xxx), or to the taking of possession by any such custodian described in ss. 21.2 (xxx) of all or any substantial part of its property, dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property, or shall take any corporate or similar action in furtherance of any of the foregoing.

The Banks shall not be entitled to rely upon any of the aforesaid events if the circumstances giving rise thereto have been remedied within ten (10) Banking Days following receipt of written notice from the Agent. This shall not apply to the events referred to in (i), (ii), (iii), (viii) (ix), (x), (xiii), (xiv),
(xvii), (xviii), (xx), (xxi), (xxii), (xxvi), (xxx) and (xxxi) above. The Agent will consult with the Guarantors before terminating on the grounds of the Events of Default referred to in (viii) and (xv) and (xxiii). Termination on the grounds of the Event of Default referred to in (xxvi) is permitted only in agreement with the Guarantors.

                                     ss. 22
                                Agency Provisions

22.1 The Banks have agreed to participate in the profits and risks of the Facilities in the form of a disclosed consortium. Any joint and several liability, the Banks is excluded; each Bank is liable only for the relevant commitment undertaken by it pursuant to ss. 2 and

         Schedule 1. Each Bank shall immediately inform the Agent in respect of any breach of the Operative Documents of which it becomes aware. A corresponding obligation shall apply to the Agent in the performance of its duties pursuant to ss. 22.3.

22.2 The Agent is acting on behalf of the Banks under this Agreement. The Banks hereby appoint the Agent to act on their behalf as Agent in relation to the rights and obligations of the Banks under this Agreement, with exception of rights and obligations pursuant to ss. 24, and the other Operative Documents pursuant to the terms thereof under the following terms and conditions. Each of the Banks hereby irrevocably authorizes the Agent to give on their behalf all contractually binding declarations in connection with the implementation in this Agreement and the other Operative Documents and to pursue their rights and obligations in accordance therewith. The Agent shall be exempted from the restrictions of ss. 181 BGB. The Agent shall be authorized to delegate authority to entities within its group or to persons subject to a professional duty of confidence and revoke the same free from any restrictions pursuant to ss. 181 BGB. Dresdner Bank AG shall in its capacity as house bank pursuant to the Subsidy Agreements, exercise its rights thereunder exclusively in accordance with the terms of such agreements.

22.3     In addition, the Agent shall have the following duties:

22.3.1 verification of satisfaction of the conditions precedent pursuant to ss. 5.

22.3.2 negotiations with AMD Saxonia, the Sponsors, AMD Saxony LLC and AMD Admin as well as changes and additions to this Agreement and the other Operative Documents including any changes to the method of payment;

22.3.3 prompt circulation to the Banks of Drawdown Notices submitted by AMD Saxonia to the Agent (together with confirmation from the Agent that it has received the documents to be furnished pursuant to ss. 4.1.1 (i) -
         (iii) and ss. 4.1.2 (i) - (iii), as the case may be), as well as circulation to each of the Banks of the documents to be furnished by AMD Saxonia or in individual cases, required by the Banks or any of them pursuant to ss. 16 and other information which is required to be circulated to all the Banks in accordance with the terms of this Agreement or the Operative Documents;

22.3.4 prompt notification of the Banks of all material circumstances coming to the attention of the Agent in connection with the implementation of this Agreement which affect the enforcement of the rights of all or any of the Banks such as in particular the occurrence of an event pursuant to ss. 21;

22.3.5 distribution of all requisite information in connection with the 65/35 Guaranty to the Guarantors and consultation with them;

22.3.6   the convening and conduct of meetings of the Banks;

22.3.7   implementation of resolutions of the Banks;

22.3.8 monitoring of compliance with the provisions of this Agreement and the other Operative Documents without prejudice to the obligations of the Banks pursuant to ss. 22.1, sentence 3;

22.3.9 instruction of, and consultation with, the Technical Advisor, the Insurance Advisor, the Banks' Auditor and other advisors, for example lawyers.

22.4     If the Agent issues a material instruction within the meaning of ss.
         22.3.4 each Bank, including the Agent, shall be entitled to require the convening of a meeting of the consortium. In addition, a meeting of the consortium can be required at any time by 25% of the votes of the Banks. Convening of the meeting shall be made in writing, by telex or by fax, setting out the agenda and subject to five (5) Banking Days notice or in urgent cases with such notice as is appropriate to the urgency of the matter. Meetings shall take place in Frankfurt am Main or such other location as is mutually agreed. Resolutions may be passed by way of written resolution if in the Agent's opinion, given the nature of the matter to be determined, a written resolution is appropriate and the Banks do not decline a written resolution procedure pursuant to the majority of Banks (in accordance with ss. 22.6).

22.5 Each Bank shall have voting rights corresponding to the amounts drawn under the commitments made available by it, or if the Facilities have not been drawn, corresponding to its respective commitment pursuant to ss. 2.1 and Schedule 1. Only those Banks represented in meetings - including Banks authorized by written proxy on behalf of other Banks - shall be entitled to vote. In respect of written resolutions, account shall be taken only of those votes of the Banks whose written response to the matter to be voted on has been received before the expiry five
         (5) Banking Days after dispatch of the resolutions by the Agent and whether received as an original or by telex or telefax. Abstentions will not be counted. Resolutions shall be binding on the Agent as between the members of the consortium inter se.

22.6 Resolutions of the Banks relating to amendments to the provisions of this ss. 22, changes of the amounts due to the Banks pursuant to the provisions of this Agreement or any other Operative Agreement, or any amendment to the due date relating to payment obligations of AMD Saxonia, the release of the land charge referred to in ss. 8.1.6 or the waiver - in whole or in part - of rights under the 65/35 Guaranty require the consent of all the Banks. Resolutions relating to the termination, in whole or in part of this Agreement or the commencement of legal proceedings or administration, composition or insolvency proceedings against AMD Saxonia, AMD Holding, AMD Admin, AMD Saxony LLC or AMD Inc. or to changes to the Security Documents or the payment obligations of the Sponsors pursuant to the terms of the Sponsors' Support Agreement or the release and realization of securities (other than referred to in the first sentence of this clause) require a majority of 75% of the votes of the Banks. In addition a majority of 75% of votes of the Banks is required for resolutions which concern:

         (i)  a decision of the Banks pursuant to ss. 21;

         (ii) the consent of the Banks to any change of the AMD Saxonia Wafer Purchase Agreement, the AMD Holding Wafer Purchase Agreement, the AMD Saxonia Research, Design and Development Agreement (Schedule 36), the AMD Holding Research, Design and Development Agreement (Schedule 34), the Management Service Agreement (Schedule 37) and the License Agreement (Schedule 38);

         (iii) the consent of the Banks to any change of the Project Budget or the Project Schedule or the Drawdown Schedule;

         (iv) a change in the Technical Advisor, the Insurance Advisor, the Auditor, the Banks' Auditor or any other advisor of the Banks, and

         (v)    a waiver of any of the conditions to drawing.

         Otherwise, resolutions shall be passed with a majority of the votes of the Banks; this applies in particular to resolutions which concern the consent of the Banks pursuant to ss. 20 or the approval of the Plans and Specifications or any changes thereto.

22.7 The Agent undertakes to consult with the other Banks prior to taking any material decisions or steps pursuant to the terms of this Agreement. At the request of the Banks, the Agent undertakes to furnish further information in respect of particular issues and to obtain such information from the AMD Companies pursuant to ss. 16.4 of this Agreement or the provisions of the Operative Documents. In urgent cases, the Agent may make determinations within the proper exercise of its discretion without obtaining a resolution of the Banks. In such case, the Agent will immediately inform the other Banks of the measures taken by it. To the extent that the relevant measures can be revoked and the Banks pass a resolution for such revocation, the Agent shall undertake all steps to revoke the measures taken by it.

22.8 Each of the Banks (including the Agent) shall comply with its obligations under this Agreement and under the other Operative Documents with the customary care and attention pursuant to ss. 347 HGB. The Agent shall not assume any additional liability in particular with reference to the legality, enforceability or value of the claims of the Banks and all the security. Without prejudice to its other obligations pursuant to this Agreement, the Agent is not obliged on its own volition to undertake inquiries or investigations with respect to breaches of this Agreement or as to the existence of any grounds for termination.

22.9 Each of the other Banks agrees to hold harmless and indemnify the Agent in respect of all claims or obligations which arise or are asserted against the Agent in the implementation of this Agreement save to the extent the same arise from the Agent's gross negligence or wilful default and to compensate it for expenses incurred and not otherwise reimbursed. The amount of the indemnity and/or the obligation to compensate costs shall correspond to the commitments of each of the Banks in respect of the Facilities. Costs will be paid to the Agent on first demand in proportion of the commitments of the other Banks.

22.10 Each Bank confirms that it has independently verified the creditworthiness of AMD Saxonia and the Sponsors and all Operative Documents and all other documents relating thereto in all respects and independently. If any Bank is of the opinion that the documents made available to it in connection with the Operative Documents do not comply with the contractual requirements such Bank shall be obliged to inform the Agent immediately thereof.

22.11 The Agent is entitled, on giving 60 days' notice, to transfer its rights and obligations as Agent to the Paying Agent. Resignation by the Agent from its role as Agent is possible only subject to 60 days' notice. If the Banks have not passed a resolution with the required majority (according to ss. 22.6) by the seventh Banking Day before the end of this period, the Agent shall appoint as its successor a Bank resident in Germany. The Agent may be dismissed with a majority of at least 75% of the votes of all the Banks. It shall be a condition of the Agent's dismissal that the function of the house bank within the meaning of the Subsidy Agreement and the function of the Paying Agent is assumed by another bank or financial institution. The Banks will consult with AMD Saxonia in advance in respect of any change in the Agent.

                                    ss. 23
                           Administration of Security

23.1 The Banks hereby irrevocably authorize the Security Agent, free from the restrictions pursuant to ss. 181 BGB, to enter into all agreements necessary for the granting of the accessory security. Without prejudice to the restrictions governing the relationship of the members of the Bank consortium inter se the Security Agent is further authorized to enter into all necessary agreements for the granting of security pursuant to ss. 8 in their name, to amend and to supplement the same and to exercise all rights of control, administration and disposition arising under the Security Documents also in relation to the accessory security in its own name and free from the restrictions set out in ss. 181 BGB. As between the Banks (internally), a resolution passed with a majority of 75% of the votes of the Banks shall be required in respect of the release of any security, whether in whole or in part save to the extent unanimity is required pursuant to ss. 22.6. The Security Agent shall be released from all restrictions pursuant to ss. 181 BGB in connection with all action taken in respect of the security.

23.2 The Security Agent shall be authorized to delegate administration of the security to another financial institution and to undertake all steps in relation thereto in the name of the other Banks. The provisions of this ss. 23 shall apply in their entirety to any successor of the Security Agent. The Security Agent shall be liable to the other Banks only for the exercise of due care and attention in the selection of a successor. The Security Agent will inform AMD Saxonia and the Banks in writing prior to any transfer of its administrative duties and consult with AMD Saxonia and the Banks concerning the transfer of such duties. The Security Agent can be dismissed by way of resolution passed with a majority of 75% of the votes of the Banks provided that steps are taken to ensure that the administration of the security is assumed by another bank or financial institution.

23.3 Each Bank shall be entitled at any time to require information from the Security Agent relating to the administration of the security. Without prejudice thereto, the Security Agent shall in any event keep the other Banks informed thereof in accordance with the proper exercise of its discretion. In addition, the provisions of the German Civil Code relating to the relationship of agents (ss.ss. 662 et seq. BGB) shall apply to the relationship between the Security Agent and the other Banks.

23.4 The Security Agent shall not be liable or responsible for the validity and enforceability of the Security Documents nor shall the Security Agent assume any liability as to whether the relevant status of the security is sufficient to secure the claims of the Banks under this Agreement. In this context, each Bank shall be responsible for examining the documentation delivered to it and shall inform the Security Agent of any concerns it may have so that any such concerns may be taken account of by a mutually acceptable arrangement.

23.5 The Security Agent will perform its obligations in relation to the administration of the security with the customary standard of care in accordance with ss. 347 HGB. The Security Agent shall not bear any liability in respect of possible shortfalls which may arise as a result of a breach of their obligations by any of the obligors under the Security Documents. Each Bank hereby agrees to indemnify and keep harmless the Security Agent with respect to all claims which may arise or be made against the Security Agent arising from the proper acceptance and administration of the security, save to the extent the same arise from the Security Agent's gross negligence or wilful default and to indemnify the Security Agent in respect of any costs incurred by it and not otherwise reimbursed, in each case in proportion in which the individual commitments of the relevant Banks bear to the Facilities. The Security Agent shall be reimbursed for all costs on first demand in accordance with the commitments of the Banks.

23.6 Realization of the security granted pursuant to the Operative Documents shall be effected to the extent such security is non-accessory security by the Security Agent in its own name but for the account of the Banks. The Security Agent is hereby authorized to realize the accessory security in its own name and in the name and on behalf of the other Banks.

23.7 The Banks shall agree by way of resolution passed with a majority of 75% of their votes on measures to implement any realization of the security. However, in urgent cases the Security Agent may make such decisions unilaterally in accordance with the proper exercise of its discretion; in such event, the Security Agent will immediately inform the other Banks of the steps taken. In the event that unanimity is not be achieved, the Banks will determine the relevant steps to be taken for realization by way of majority decision (in accordance with ss. 22.6). In all other respects, the conditions for or procedure of realization of security shall be as set out in the individual Security Documents.

23.8 Proceeds from the realization of security shall be distributed in the following order of priority:

         (i) in satisfaction of the costs and other expenses of the Agent, including any taxes incurred by the Agent in the administration and realization of the security pursuant to its obligations hereunder;

         (ii)  in payment of accrued interest; and

         (iii) in payment of the claims of the Banks under the Facilities in accordance with this Agreement, and in satisfaction of any other claims of the Banks under or in connection with the Operative Documents pro rata in accordance with the outstanding advances of the Banks.

         The Guarantors shall, without prejudice to the first right of satisfaction in favor of the Banks as security for their shortfall risk, be subrogated by operation of law to the relevant portion of the guaranteed claims which is secured pro rata by the security granted in respect thereof. To the extent the security does not pass to the Guarantors by operation of law, the same shall be transferred pro rata to the Guarantors following payment by them.

         Any remaining amount not otherwise required out of the proceeds of realization of the security shall be paid to AMD Saxonia.

         Subject to the consent of the Guarantors, the Banks shall be entitled to amend the above order of distribution at any time.

23.9 AMD Saxonia has agreed to pay to the Security Agent a fee in respect of the administration of the security by it in an amount and on terms as to payment set out in a letter of even date between AMD Saxonia and the Security Agent.

                                     ss. 24
                                  Paying Agent

24.1 The Paying Agent is hereby appointed with the duties of the Paying Agent in respect of all rights and obligations of the Banks under this Agreement and the other Operative Documents subject to the following terms and conditions. The Banks hereby irrevocably appoint the Paying Agent to do all acts and things in connection with the making of payments under this Agreement and the other Operative Documents and to give all necessary statements and declarations in their name and to enforce and undertake all things on their behalf to the extent the same have not been delegated to the Agent. The Paying Agent is exempted from the restrictions of ss. 181 BGB. The Paying Agent is authorized to delegate authority and to revoke the same free from the restrictions of ss. 181 BGB.

24.2 The Paying Agent will exercise the standard of care customary in commercial relations in accordance with ss. 347 HGB in the performance of its obligations under this Agreement and the other Operative Documents.

24.3 The Banks hereby undertake to make available the relevant amounts of advances to be made available by them as requested by the Paying Agent in accordance with ss. 4 by 11.00 a.m. (London time) at the latest on the drawdown date and make the same available to the account notified to them by the Paying Agent. The Paying Agent will make available to AMD Saxonia the amounts so provided with value for the same day.

24.4 The Paying Agent will pay to the Banks all interest, payments of principal and other payments due to the Banks pursuant to this Agreement on the relevant due date and to the accounts notified to the Paying Agent by individual Banks. To the extent that amounts are paid to the Banks without the Paying Agent having received a corresponding payment in full from AMD Saxonia on the same day, the Paying Agent may debit the relevant Bank accordingly.

24.5 AMD Saxonia shall pay to the Paying Agent in respect of the performance of its duties under this Agreement a fee, the amount and the terms as to payment of which are set out in a letter of even date from the Paying Agent to AMD Saxonia.

24.6 The Banks hereby undertake to hold harmless and to indemnify the Paying Agent against all claims which may arise or be made against the Paying Agent in connection with the performance of its duties under this Agreement, save to the extent the same arise from the Paying Agent's gross negligence or wilful default and to reimburse all expenses borne by the Paying Agent and not otherwise reimbursed. Each Bank shall indemnify the Paying Agent and reimburse costs in an amount equal to the commitment of the relevant Bank under the Facilities. All costs shall be payable to the Paying Agent on first demand and in accordance with the commitments of the Banks.

24.7 The Paying Agent may resign on 60 days' notice. If no resolution of the Banks has been passed by the seventh Banking Day before the expiry of such notice period in respect of a successor to the Paying Agent with the required majority (in accordance with ss. 22.6) the Paying Agent shall be entitled to appoint as its successor a credit institute domiciled in Germany or Luxembourg. The Paying Agent can be dismissed by way of resolution passed with a majority of 75% of the votes of the Banks provided that steps are taken to ensure that the administration of the security is assumed by another bank or financial institution.

24.8 The department of the Paying Agent shall, with regard to the assumption of the paying agent's duties for the Banks, be regarded as a entity separate from the Paying Agent's other departments.

                                     ss. 25
                                      Costs

25.1 AMD Saxonia shall bear all expenses, fees and other external costs incurred by the Agent, the Paying Agent and the Security Agent in connection with the preparation, amendment and implementation of the Operative Documents and the granting of the security and/or perfection including in particular the reasonable costs of the Technical Advisor, the Insurance Advisor and the Banks' Auditor and the reasonable fees, costs and expenses of auditors and lawyers instructed by the Agent in connection with the verification, valuation, administration and realization of the security or otherwise in connection with the Operative Documents. AMD Saxonia's obligations to reimburse costs shall also remain unaffected in those cases in which the Banks have paid the costs of the parties referred to above pursuant to such Banks' obligations to indemnify or otherwise reimburse such costs.

25.2 In the event of any payment received by a Bank either as a result of set off by such Bank or by AMD Saxonia or as a result of any other performance by AMD Saxonia as a result of which such Bank's claims are paid in excess of the proportion due to it in respect of its commitments in ss. 2 and Schedule 1, such Bank shall be obliged to make a payment to the Paying Agent for the account of the other Banks such as to place such other Banks in the position they would have been in had they received payment in proportion to their Commitments pursuant to ss. 2 and Schedule 1. To the extent any Bank pays such excess amount to the other Banks, such Bank shall have a claim against AMD Saxonia in an amount equal to the excess. This provision shall apply to any payment received from or on account of AMD Saxonia. This provision does not, however, apply in favor of a Bank which declined to participate in proceedings initiated by the other Banks which have led to successful claims being made under the Operative Documents. If any Bank is obliged to repay to AMD Saxonia any amount received from any of the other Banks, the other Banks shall be obliged to repay the amounts received by them to the Bank obliged to repay.

                                     ss. 26
                         Assignment; Sub-participations

26.1 The Banks are not entitled prior to 1 July 2001 to assign, whether in whole or in part, their rights under this Agreement. Assignments and sub-participations to affiliated companies within the meaning of ss. 15 of the Stock Corporation Act are permitted at any time - to the extent not made by a Bank in Germany to an enterprise outside Germany - as well as assignments to third parties following termination of this Agreement. After 1 July 2001, the Banks are entitled to assign their rights and claims under this Agreement with the consent of AMD Saxonia and the Agent, which consent may be withheld only for good cause. Each Bank is entitled moreover at any time to grant sub-participations to other banks or credit institutions in an amount up to 50% of its respective commitment on and subject to the following terms and conditions:

         (i) sub-participations require the consent of AMD Saxonia and the Agent. Consent may be withheld only for good cause;

         (ii) the sub-participant shall not be granted rights as against AMD Saxonia or as against the other Banks and no contractual relationship between the sub-participant, AMD Saxonia or the other Banks shall be permitted to exist;

         (iii) implementation of this Agreement shall be effected exclusively as between AMD Saxonia, the Agent and the Paying Agent and/or the relevant Bank.

                                     ss. 27
                                  Miscellaneous

27.1 The failure by any of the Banks to exercise any of their rights hereunder, (whether in whole or in part), in particular any failure to exercise their right to terminate this Agreement, shall not constitute a waiver by the Banks of such right nor shall they be estopped from doing so. All rights pursuant to this Agreement shall have effect individually and without prejudice to any other rights at law or under contract in favor the Banks.

27.2 All amendments and supplements to this Agreement and the other Operative Documents must be in writing unless they are required by law to be notarially certified. This requirement shall apply also to any amendments, release or waiver of the requirement for such written form as well as all consents of the Banks contemplated under this Agreement.

27.3 The provisions of ss. 22 to 24 and all rights and duties relating thereto may be amended without the consent of AMD Saxonia this shall not apply to the provisions set out in the last sentence of each of ss. 22.11 and ss. 23.2.

27.4 The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the remaining provisions of this Agreement. The invalid or unenforceable provision shall be substituted by a provision which approximates most closely to the economic purpose of the void or unenforceable provision.

27.5 AMD Saxonia shall not be entitled to assign its rights under this Agreement to any third party or to dispose of such rights in any other way without the prior written consent of the Banks.

27.6 Each of the Banks shall inform the Agent with a copy to the Paying Agent at least five (5) Banking Days prior to any change in its Lending Office.

27.7 All correspondence or notifications under in connection with this Agreement shall be served personally at the following addresses (or such other address notified in writing by the recipient to the other party) or by registered letter, courier or fax:

       to the Agent and Paying Agent:

             Dresdner Bank Luxembourg S.A.
             26, rue due Marche-aux-Herbes
             L-2097 Luxembourg
             Attention:     Agencies
             Facsimile No.: (352) 4760 43222

       to the Banks:

             Dresdner Bank AG
             Ostra Allee 9
             01067 Dresden
             Attention:     Herrn Hans-Jurgen Hansen/Frau Heike Wetzel
             Facsimile No.: (49) 351 489 1300

                  Kreditanstalt fur Wiederaufbau
                  Palmengartenstrasse 5 - 9
                  60325 Frankfurt am Main
                  Attention:     Herrn Ulrich Goretzki/Herrn Michael Andres
                  Facsimile No.: (49) 69 74 31 2016

                  DZ BANK AG Deutsche Zentral-Genossenschaftsbank
                  Am Platz der Republik
                  60265 Frankfurt am Main
                  Attention:     Herrn Lothar Ferber-Hammeke/Frau Ute Suffrian
                  Facsimile No.: (49) 69 7447 6098

                  Landesbank Baden-Wurttemberg
                  Friedrichstr. 24
                  70144 Stuttgart
                  Attention:     Herrn Steffen Franz
                  Facsimile No.: (49) 711 122 4814

                  Landesbank Sachsen
                  Girozentrale
                  Humboldtstr. 25
                  04105 Leipzig
                  Attention:     Herrn Tino Petzold/Herrn Matthias Muller
                  Facsimile No.: (49) 341 97 93 139

                  Bayerische Landesbank
                  Girozentrale
                  Briennerstrasse 20
                  80333 Munchen
                  Attention:     Frau Birgit Stuper
                  Facsimile No.: (49) 89 2171 23334

                  HVB Banque Luxembourg Societe Anonyme
                  4, rue Alphonse Weicker
                  L-2099 Luxembourg
                  Attention:     Frau Birgit Heincke/Frau Tessie Schuller
                  Facsimile No.: (352) 4272 4510

                  BHF-BANK Aktiengesellschaft
                  Filiale Leipzig
                  Kathe-Kollwitz-Str. 52
                  04109 Leipzig
                  Attention:     Herrn Berthold Ambrosch/Frau Peggy Kuhnast
                  Facsimile No.: (49) 341 4654 150

                  Commerzbank Aktiengesellschaft
                  Filiale Dresden
                  Devrient Strasse 3
                  01067 Dresden
                  Attention:     Herrn Christoph Hense/Herrn Frank Schulz
                  Facsimile No.: (49) 351 484 9111

                  Deutsche Postbank AG Bonn
                  Friedrich-Ebert-Allee 114-126
                  53113 Bonn
                  Attention:     Herrn Wolfgang Muller/Herrn Torsten Werner
                  Facsimile No.: (49) 228 920 23308

                  Hamburgische Landesbank
                  - Girozentrale -
                  Gerhard-Hauptmann-Platz 50
                  20095 Hamburg
                  Attention:     Herrn Hermann Nordmann
                  Facsimile No.: (49) 40 3333 3037

                  IKB Deutsche Industriebank AG
                  Wilhelm-Botzkes-Strasse 1
                  40474 Dusseldorf
                  Attention:     Herrn Jorg Hillmann, Telefax: 0211-8221-2256
                                 Frau Katharina van der Sant, Telefax:
                                 0211-8221-2020

                  Landesbank Rheinland-Pfalz
                  - Girozentrale -
                  Grosse Bleiche 54 - 56
                  55098 Mainz
                  Attention:     Herrn Lothar Ayasse/Herrn Daniel Juncker
                  Facsimile No.: (49) 6131 13 3511/-2599

                  ABN AMRO Bank (Deutschland) AG
                  Mainzer Landstr. 65
                  60329 Frankfurt/Main
                  Attention:     Frau Hiltraud Dillmann
                  Facsimile No.: (49) 69 2690 2109

                  Creditanstalt AG
                  Schottengasse 6
                  A-1090 Wien
                  Attention:     Herrn Dr. Martin Frank/Frau Andrea Schein
                  Facsimile No.: (43) 1 53131 44209/71191 50730

                  The Sumitomo Mitsui Banking Corporation, Dusseldorf Branch Prinzenallee 7
                  40549 Dusseldorf
                  Attention:     Herrn Thomas Senk
                  Facsimile No.: (49) 211 3619 277

                  Bayerische Hypo- und Vereinsbank AG, Munchen
                  Sederanger 4
                  80538 Munchen
                  Attention:     Frau Renate Bergler/Frau Sabine Vollmering
                  Facsimile No.: (49) 89 378 21801

       to AMD Saxonia:

                  AMD Saxony Manufacturing GmbH
                  Wilschdorfer Landstrasse 101
                  01109 Dresden
                  Attention:     Dr. Tillmann Blaschke
                  Facsimile No:  (49) 351 277 91 300

       to the Security Agent:

                  DRESDNER BANK AG
                  Ostra Allee 9
                  01067 Dresden
                  z. Hd.:        Herrn Hans-Jurgen Hansen/Frau Heike Wetzel
                  Facsimile No.: (49) 351 489 1300

27.8   The German language counterpart of this Agreement is binding.

27.9 To the extent this Agreement does not provide to the contrary this Agreement shall be governed by the General Terms and Conditions of the Agent set out in Schedule 62, save that all references to a "Bank" shall be deemed to be references to the "Banks" within the meaning of this Agreement and all references to a "customer" shall be deemed to be references to AMD Saxonia.

27.10 All press statements or other announcements relating to this Agreement shall require the prior written consent of the Agent which consent shall not be unreasonably withheld. The withholding of consent by the Agent shall be deemed to be unreasonable to the extent that the disclosure of information relating to this Agreement is required by any law, regulation or official requirement or as required by any recognized securities supervisory authority or securities exchange.

                                      ss. 28
                                  Governing Law

       This Agreement shall be governed by the law of the Federal Republic of Germany.

                                     ss. 29

                                  Jurisdiction

The courts of Frankfurt am Main shall have exclusive jurisdiction in respect of the resolution of all disputes under or in connection with this Agreement.

Frankfurt am Main 11 March 1997

AMD SAXONY MANUFACTURING GMBH
(proposed to be renamed "AMD Saxony LLC & Co KG")

_______________________________


DRESDNER BANK AG
(as Security Agent and Bank)

_______________________________


Other Banks:

KREDITANSTALT FUR WIEDERAUFBAU

_______________________________

_______________________________


DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK

_______________________________

_______________________________


LANDESBANK BADEN-WURTTEMBERG

_______________________________

_______________________________

LANDESBANK SACHSEN GIROZENTRALE

_______________________________

_______________________________


BAYERISCHE LANDESBANK GIROZENTRALE

_______________________________

_______________________________


HVB BANQUE LUXEMBOURG SOCIETE ANONYME

_______________________________

_______________________________


BHF-BANK AKTIENGESELLSCHAFT

_______________________________

_______________________________

COMMERZBANK AKTIENGESELLSCHAFT, Dresden Branch

_______________________________

_______________________________


DEUTSCHE POSTBANK AG BONN

_______________________________

_______________________________

HAMBURGISCHE LANDESBANK - GIROZENTRALE -

_______________________________

_______________________________


IKB DEUTSCHE INDUSTRIEBANK AG

_______________________________

_______________________________


LANDESBANK RHEINLAND-PFALZ - GIROZENTRALE -

_______________________________

_______________________________


ABN AMRO BANK (DEUTSCHLAND) AG, Frankfurt

_______________________________

_______________________________


CREDITANSTALT AG, Wien

_______________________________

_______________________________


THE SUMITOMO MITSUI BANKING CORPORATION, Dusseldorf Branch

_______________________________

_______________________________

BAYERISCHE HYPO- UND VEREINSBANK AG, Munchen

_______________________________

_______________________________


DRESDNER BANK LUXEMBOURG S.A.
(as Agent and Paying Agent)

_______________________________

_______________________________

                                   Schedule 1

                               Banks' Commitments

          The Banks and their Lending Offices                       Commitments

                                                                         DM

DRESDNER BANK AG,
Dresden ........................................................  190,909,090.91

KREDITANSTALT FUR WIEDERAUFBAU,
Frankfurt am Main ..............................................  186,363,636.36

LANDESBANK BADEN-WURTTEMBERG,
Stuttgart ......................................................  181,818,181.82

LANDESBANK SACHSEN - GIROZENTRALE -,
Leipzig ........................................................  100,000,000.00

BAYERISCHE LANDESBANK - GIROZENTRALE -,
Munchen ........................................................   90,909,090.91

HVB BANQUE LUXEMBOURG SOCIETE ANONYME,
Luxembourg .....................................................   90,909,090.91

DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK,
Frankfurt am Main ..............................................   86,363,636.36

THE SUMITOMO BANK MITSUI BANKING CORPORATION,
Niederlassung Dusseldorf, Dusseldorf ...........................   72,727,272.73

BHF-BANK AKTIENGESELLSCHAFT,
Leipzig ........................................................   68,181,818.18

COMMERZBANK AKTIENGESELLSCHAFT Filiale Dresden,
Dresden ........................................................   68,181,818.18

DEUTSCHE POSTBANK AG Bonn
Bonn ...........................................................   68,181,818.18

HAMBURGISCHE LANDESBANK - GIROZENTRALE -,
Hamburg ........................................................   68,181,818.18

IKB DEUTSCHE INDUSTRIEBANK AG,
Dusseldorf .....................................................   68,181,818.18

LANDESBANK RHEINLAND-PFALZ - GIROZENTRALE -,
Mainz ..........................................................   68,181,818.18

ABN AMRO BANK (DEUTSCHLAND) AG,
Berlin .........................................................   45,454,545.46

CREDITANSTALT AG,
Wien ...........................................................   31,818,181.82

                                 SCHEDULE 63-1

          The Banks and their Lending Offices                       Commitments

BAYERISCHE HYPO- UND VEREINSBANK AG,
Munchen ......................................................     13,636,363.64
                                                                ----------------
                                                                1,500,000,000.00
                                                                ================